                                                                 EXHIBIT 10.1

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                            ASSET PURCHASE AGREEMENT

                               BETWEEN AND AMONG

                         MARK GOODSON PRODUCTIONS, L.P.

                                      AND

                           THE CHILD'S PLAY COMPANY,

                                  AS SELLERS,

                                      AND

                         MARK GOODSON PRODUCTIONS, LLC,

                   THE INTERPUBLIC GROUP OF COMPANIES, INC.,

                                   AS BUYERS,

                                      AND

                     MARVIN GOODSON, RICHARD SCHNEIDMAN AND
                       JEREMY SHAMOS, AS EXECUTORS OF THE
                             ESTATE OF MARK GOODSON

                                  AS GUARANTOR

                                      AND

                       ALL AMERICAN COMMUNICATIONS, INC.

                          DATED AS OF OCTOBER 6, 1995


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                               TABLE OF CONTENTS


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
ARTICLE 1          DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
         1.1       Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2

ARTICLE 2          PURCHASE AND SALE OF ASSETS; ASSUMPTION OF LIABILITIES   . . . . . . . . . . . . . . . . . . .   22
         2.1       Purchase and Sale of Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
         2.2       Excluded Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
         2.3       Assumption of Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
         2.4       Contracts to Be Assigned   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26

ARTICLE 3          ESCROW CLOSING; PURCHASE PRICE   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
         3.1       Escrow Closing   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
         3.2       Escrow Closing Deliveries by Sellers   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
         3.3       Payment of Cash and Stock Portion of Purchase Price After Final Closing  . . . . . . . . . . .   28
         3.4       No Fractional Shares   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
         3.5       Restrictions on Transferability of Interpublic's Stock.  . . . . . . . . . . . . . . . . . . .   30
         3.6       Legend.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
         3.7       Assignment of Put Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
         3.8       Earn-Out   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
         3.9       Estimated Adjusted Net Current Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
         3.10      Allocation of Purchase Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
         3.11      Installment Sale   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
         3.12      Adjustment For Period Between Escrow Closing and Final Closing . . . . . . . . . . . . . . . .   48

ARTICLE 4          REPRESENTATIONS AND WARRANTIES OF THE SELLERS  . . . . . . . . . . . . . . . . . . . . . . . .   49
         4.1       Organization and Qualification   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
         4.2       Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
         4.3       Assets   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
         4.4       Library Physical Properties.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
         4.5       Library Rights.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
         4.6       Copyrights, Etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59
         4.7       Marks  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60
         4.8       Financial Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
         4.9       Undisclosed Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63
         4.10      Accounts Receivable  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64
         4.11      Absence of Certain Changes or Events . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   65
         4.12      Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   65
         4.13      Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   69
         4.14      Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   70
         4.15      Compliance with Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   71
         4.16      ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   71
         4.17      Third Party Costs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   72
         4.18      Brokers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   73
         4.19      The Price Is Right Budget. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   73





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
         4.20      Reorganization.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   74
         4.21      Disclosure.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   75
         4.22      Third Party Proposals.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   75
         4.23      Investment Representation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   75
         4.24      Sony Agreement and Sony Lien.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   76
         4.25      The Representative.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   77

ARTICLE 5          REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND AACI   . . . . . . . . . . . . . . . . . .   78
         5.1       Organization   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   78
         5.2       Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   78
         5.3       Brokers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   80
         5.4       Litigation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   80

ARTICLE 6          REPRESENTATIONS AND WARRANTIES OF INTERPUBLIC  . . . . . . . . . . . . . . . . . . . . . . .   81
         6.1       Organization of Interpublic and Interpublic Sub  . . . . . . . . . . . . . . . . . . . . . .   81
         6.2       Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   81
         6.3       Brokers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   83
         6.4       Litigation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   83
         6.5       Interpublic Common Stock   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   83

ARTICLE 7          COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   84
         7.1       Conduct of the Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   84
         7.2       Access to Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   87
         7.3       Filings, Authorizations and Consents   . . . . . . . . . . . . . . . . . . . . . . . . . . .   88
         7.4       Employees, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   89
         7.5       No Shop  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   91
         7.6       Notice to Escrow Agent   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   91
         7.7       Notice of Events   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   92
         7.8       Further Assurances   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   93
         7.9       Public Announcements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   93
         7.10      Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   94
         7.11      Sales and Transfer Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   94
         7.12      Non-Competition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   95
         7.13      Use of Name  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   99
         7.14      The Sony Agreement etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  100
         7.15      Interpublic Sub  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  103
         7.16      Delivery of Tax Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  103
         7.17      Other Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  104
         7.18      Satisfaction of Conditions Precedent . . . . . . . . . . . . . . . . . . . . . . . . . . . .  104

ARTICLE 8          CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYERS  . . . . . . . . . . . . . . . . . . . . . . .  105
         8.1       Representations and Warranties Accurate  . . . . . . . . . . . . . . . . . . . . . . . . . .  105
         8.2       Performance by the Sellers   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  106
         8.3       Certificates   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  106
         8.4       Delivery of Assets and Documents   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  106
         8.5       Opinions of Counsel for the Sellers  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  109
         8.6       HSR Act, Etc.; Authorizations; Financing; Legal Prohibition  . . . . . . . . . . . . . . . .  109



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
         8.7       Estate Guaranty, etc   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  111

ARTICLE 9          CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLERS   . . . . . . . . . . . . . . . . . . . .  111
         9.1       Representations and Warranties Accurate  . . . . . . . . . . . . . . . . . . . . . . . . . .  111
         9.2       Performance by the Buyer   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  111
         9.3       Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  112
         9.4       Assumption   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  112
         9.5       Other Agreements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  113
         9.6       Opinions of Counsel for the Buyers   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  113
         9.7       HSR Act, Etc.; Authorizations; Legal Prohibition.    . . . . . . . . . . . . . . . . . . . .  114

ARTICLE 10         POST-CLOSING ADJUSTMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  114
         10.1      Post-Closing Computations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  114
         10.2      Arbitration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  115
         10.3      Determination and Payment of Post-Closing Adjustments  . . . . . . . . . . . . . . . . . . .  117
         10.4      Expenses of Post-Closing Adjustment or Earn-Out Adjustment   . . . . . . . . . . . . . . . .  118

ARTICLE 11         TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  118
         11.1      Termination Events . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  118
         11.2      Effect of Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  120

ARTICLE 12         BULK TRANSFER LAWS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  121

ARTICLE 13         INDEMNITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  121
         13.1      Indemnification by the Sellers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  121
         13.2      Indemnification by the Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  126
         13.3      Procedure for Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  128
         13.4      Right of Set Off; Escrow . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  131
         13.5      Obligations of the Estate and the Partnership  . . . . . . . . . . . . . . . . . . . . . . .  133
         13.6      Purchase Price Adjustment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  135
         13.7      Exclusive Remedy . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  135

ARTICLE 14         MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  136
         14.1      Expenses, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  136
         14.2      Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  136
         14.3      Limited Survival of Representations and Warranties; Liability  . . . . . . . . . . . . . . .  136
         14.4      Due Diligence Investigation; Knowledge . . . . . . . . . . . . . . . . . . . . . . . . . . .  138
         14.5      Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  138
         14.6      Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  139
         14.7      Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  139
         14.8      Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  141
         14.9      Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  142
         14.10     Binding Effect; Assignment; Release  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  142
         14.11     No Third Party Beneficiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  145
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
         14.12      Consent of Buyers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  145
         14.13      Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  145
         14.14      Governing Law and Jurisdiction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  146


Schedules
         1.1(a)           Agreed Procedures
         1.1(b)           Domestic Net Profits
         1.1(c)           Limitations on Library Music Rights
         2.1(a)           Partnership Assets To Be Transferred
         2.1(b)           CPC Assets To Be Transferred
         2.2              Excluded Assets
         2.3              Assumed Liabilities
         2.4              Assigned Contracts Requiring Consent
         3.3              Purchase Price Allocation
         3.5              Assignees of the Partnership
         3.8              Earn-Out Allocations
         3.8(b)(ix)       Allocations Regarding "The Price Is Right"
         3.9              Allocation Between Sellers
         3.10             Purchase Price Allocation
         4.1(a)           Limited Partners of the Partnership
         4.2              Required Consents
         4.3(c)           Defaults
         4.4(a)           Master Tapes
         4.4(c)           Location of Library Physical Properties
         4.5(a)           Library Programs
         4.5(b)           Third Party Obligations, Exceptions to Ownership
         4.5(c)           Restrictions on Exploitation, Liens, Charges, Encumbrances and Security Interests
         4.5(d)           Notices of Infringement
         4.5(e)           Library Music Rights
         4.6(a)           Validity of Copyrights
         4.6(b)           Registrations of Copyrights
         4.7(a)           Marks
         4.7(b)           Restrictions on Marks
         4.7(c)           Marks Infringing Third Party Rights
         4.7(d)           Third Party Infringements of the Marks
         4.7(e)           Other Users of the Marks "Mark Goodson", "Mark Goodson Company" and
                          "Mark Goodson Productions"
         4.7(g)           Third Party Licensees of Marks
         4.9              Seller Liabilities
         4.11             Absence of Certain Changes
         4.12(a)          Contracts
         4.12(b)          Contract Defaults and/or Breaches and Required Consents
         4.12(d)          Invalid or Unenforceable Contracts; Exercisable Renewals of Licenses, Sublicenses;
                          Reports and Material Disputes
         4.12(e)          Defaulted or Breached Contracts



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
         4.13             Litigation
         4.14             Withholding Taxes
         4.17(b)          Guild Encumbrances
         4.20             Entities
         4.24             Sony Performance
         5.2              Exception to Authority; Required Approvals
         7.1(b)           Permitted Contracts
         7.12             Sellers' Affiliates
         7.14             Restrictions under the Sony Agreement
         8.6(b)           Required Governmental Approvals
         8.6(c)           Sellers' Obligations regarding Governmental and other Approvals
         9.4              HSR Act, Etc.; Authorizations; Legal Prohibitions

Exhibits

         3.2              Escrow Agreement
         3.5              Put Agreement
         8.4(a)(iv)       Partnership General Assignment and Bill of Sale
         8.4(a)(v)        Partnership Assignment of Copyrights
         8.4(a)(vi)       Partnership Assignment of Trademarks
         8.4(a)(vii)      Network Production Agreement
         8.4(b)(iv)       CPC General Assignment and Bill of Sale
         8.4(b)(v)        Assignment of Copyright for "Child's Play"
         8.4(b)(vi)       CPC Assignment of Trademarks
         8.5(a)           Opinions of Counsel for the Sellers
         9.4(a)           Assumption
         9.4(b)           Guild Agreement Assumption - AFTV
         9.4(c)           Guild Agreements - Directors Guild of America
         9.5(a)           License Agreement
         9.5(b)           Network License Agreement
         9.6(a)           Opinion of Counsel for the Company
         9.6(b)           Opinion of Counsel for Interpublic
         13.1             Seller Letter of Credit
         13.5             Estate Guaranty





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
                            ASSET PURCHASE AGREEMENT


                   ASSET PURCHASE AGREEMENT (the "Agreement"), dated as of October 6, 1995, between and among MARK GOODSON PRODUCTIONS, L.P., a California limited partnership (the "Partnership") and The Child's Play Company, a joint venture ("CPC" and together with the Partnership, the "Sellers") on the one hand, and Mark Goodson Productions, LLC, a New York limited liability company (the "Company") and The Interpublic Group of Companies, Inc., a Delaware corporation ("Interpublic" and together with the Company, the "Buyers") on the other hand, and Marvin Goodson, Richard Schneidman and Jeremy Shamos, as executors of the Estate of Mark Goodson (the "Estate") and All American Communications, Inc., a Delaware corporation ("AACI").

                                    RECITALS

                   The Partnership is engaged in the creation, production and licensing of television game programming, reality based programming and other television programming in the United States and throughout the world.

                   The Partnership desires to sell to the Buyers, and the Buyers desire to purchase from the Partnership, all of the assets of the Partnership other than Excluded Assets (as hereinafter defined), and the Company is willing to assume the Assumed Liabilities (as hereinafter defined), pursuant to the terms and conditions hereinafter set forth.

                   CPC is engaged in the licensing of the right to produce the television game show "Child's Play" throughout the world.

                   CPC desires to sell to the Buyers and the Buyers desire to purchase from CPC, all of the assets of CPC other than Excluded Assets, and the Company is willing to assume the Assumed Liabilities of CPC, pursuant to the terms and conditions hereinafter set forth.

                   NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

                   1.1 Definitions. The terms defined in this Section 1.1, whenever used herein, shall have the following meanings for all purposes of this Agreement.

                   "AAG" shall mean All American Goodson, Inc., a wholly-owned subsidiary of AACI.

                   "AAG License" shall have the meaning set forth in Section 9.5(a).

                   "Accounts Receivable" shall mean the unpaid amounts, as of the Escrow Closing, which immediately prior to the Escrow Closing are contractually obligated to be paid to or for the account and benefit of the Partnership or CPC on payment dates certain, minus, with respect to such unpaid amounts, the corresponding reserves for bad debts; provided, however, that any payments to be received with respect to the Sony Agreement, the 1994-1995 season of "Family Feud" (which payments the Partnership acknowledges have been made) or any Excluded Assets shall not be included in Accounts Receivable. For purposes of determining Adjusted Net Current Assets, Accounts Receivable shall be calculated in accordance with the Agreed Procedures.

                   "Act" shall mean the Securities Act of 1933, as amended, and any rules and regulations promulgated thereunder.

                   "Additional Domestic Net Profits" shall mean all Domestic Net Profits other than Domestic Net Profits-Price is Right Network.

                   "Adjusted Net Current Assets" shall mean, without duplication, the sum of Accounts Receivable and prepaid expenses, but in each case excluding Excluded Assets and any amounts receivable under the Sony Agreement, less, without duplication, (i) current liabilities, if any, assumed by the Company as Assumed Liabilities, (ii) Third Party Costs, Taxes (if any), unpaid collection/distribution expenses and releasing costs included in Assumed Liabilities, and (iii) liabilities which can be quantified associated with Permitted Encumbrances, in each case calculated as of the Escrow Closing Date in accordance with the Agreed Procedures. To the extent not deducted in the calculation of Adjusted Net Current Assets in accordance with the foregoing sentence, there shall be a reduction in Adjusted Net Current Assets for the amount of any payable arising to Grundy under the license dated June 28, 1991 in respect of an Account Receivable included in Adjusted Net Current Assets.

                   "Affiliate" shall mean, in respect of any specified Person, any other Person that, directly or indirectly, controls, is controlled by, or is under common control with, such specified Person; in the case of the Estate, the term "Affiliate" shall exclude the individuals acting as the executors of the Estate solely in their respective individual capacities and, in the case of the Sellers, the term "Affiliate" shall include the Representative.

                   "Agreed Procedures" shall have the meaning specified in
Schedule 1.1(a).

                   "Arbitrator" shall have the meaning specified in Section
10.2.

                   "Assets" shall mean all the assets, properties, rights and businesses owned or held by the Partnership or CPC (or any of their respective Related Persons) and any other assets used or useful in the Business and owned or held by the Partnership or CPC (or any of their respective Related Persons), of every kind and description and wherever located, including, without limitation, all property, tangible or intangible, real, personal or mixed; all notes, accounts receivable, all contracts and agreements (including but not limited to the CBS Network License and the related host, announcer and model agreements with Bob Barker and other talent, the Sony Agreement, the license and merchandising agreements with Fremantle International, Inc. and the license agreements with Grundy and the other Contracts, including all benefits under any non-assigned contracts or agreements pursuant to Section 2.4); all contract rights and other rights to receive payment; all rights to rebates, recoupment, claims and rights of recovery or setoff, reserves, prepayments, deferred and other charges; all inventory, machinery, fixtures, equipment; all rights in computer software; the Library Rights; all Library Tangible Assets; all Marks; all writings and other works, whether copyrightable or not, in any jurisdiction; all registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; all patents, applications for patents, and any renewals, extensions or reissues thereof, in any jurisdiction; any similar intellectual property rights; all non-public information, trade secrets, confidential information, and rights in any jurisdiction to limit the use or disclosure thereof by any Person; all concepts, formats, marketing and technical data, and all books, records and documents; any and all claims or causes of action arising out of or related to any infringement or misappropriation of any of the foregoing; and any and all past or current claims or future claims relating to the Business, including any claims the Partnership, CPC or any of their respective Related Persons had, have or may have against AACI or Interpublic or any of their Affiliates, except for such rights as expressly arise in favor of either of the Sellers, Representative or Producer solely under this Agreement or the Related Agreements to which any of them is a party or as to which any of them is a third party beneficiary; provided, however, that the foregoing shall not include the Excluded Assets.

                   "Assumed Liabilities" shall have the meaning specified in
Section 2.3.

                   "Assumption" shall have the meaning specified in Section 9.4.

                   "Bible" shall mean an outline, treatment or format of a particular game show.

                   "Business" shall mean (i) in the case of the Partnership (together with the Partnership Related Persons), the Exploitation of Library Rights and/or Library Physical Properties and (ii) in the case of CPC (together with the CPC Related Persons), the Exploitation of the Library Rights and/or Library Physical Properties relating to the television game show "Child's Play" or any other Program. Without limiting the generality of the foregoing, the Business shall include the entire business of the Partnership relating to television game shows, episodic series, reality based programming, but excluding the Lottery Business.

                   "Business Day" shall mean any day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York, are authorized or required by law or executive order to close.

                   "Buyer Indemnities" shall have the meaning specified in
Section 13.1.

                   "Claims" shall have the meaning specified in Section 13.1(c).

                   "Closing Adjusted Net Current Assets" shall have the meaning specified in Section 10.2.

                   "Code" shall mean the United States Internal Revenue Code of 1986, as amended from time to time, and, unless the context otherwise requires, the rules and regulations promulgated thereunder from time to time.

                   "Company" shall mean Mark Goodson Productions, LLC, a New York limited liability company.

                   "Competitive Business" shall have the meaning set forth in
Section 7.12(a).

                   "Confidentiality Agreements" shall mean the agreements between Interpublic or AACI and the Partnership, dated September 16, 1994 and July 21, 1994, respectively, regarding the confidentiality of the Evaluation Material (as defined therein), as superseded to the extent of any conflict or inconsistent provision, by Section 7.12 hereof.

                   "Copyright" shall have the meaning set forth in Section
4.6(a).

                   "Copyright Law" shall mean the applicable United States copyright law, as amended, the Universal Copyright Conventions, the Berne Convention or any other applicable statutory or common law copyright law in any country in the world.

                   "CPC Related Person" shall mean the Estate.

                   "Domestic Net Profits" shall have the meaning specified in
Schedule 1.1(b).

                   "Domestic Net Profits-Price Is Right Network" shall have the meaning set forth in Schedule 1.1(b).

                   "Earn-Out Payments" shall have the meaning set forth in
Section 3.8(a).

                   "Earn-Out Period" shall have the meaning set forth in
Section 3.8(a) as may be extended pursuant to Section 3.8(b).

                   "Episode" shall mean any single audio, visual, or audiovisual production of any kind, whether intended for initial Exploitation by means of television or in or by any other medium, means or manner now known or hereafter developed.

                   "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and, unless the context otherwise requires, the rules and regulations promulgated thereunder from time to time.

                   "Escrow Agent" shall mean U.S. Trust Company of California, N.A. or any successor escrow agent pursuant to the Escrow Agreement.

                   "Escrow Agreement" shall mean the escrow agreement among the Partnership, CPC, the Company, Interpublic, the Estate, AACI and the Escrow Agent, substantially in the form of Exhibit 3.2 hereto.

                   "Escrow Closing Date" shall mean the date the Escrow Closing takes place in accordance with Section 3.1.

                   "Estate" shall have the meaning specified in the Preamble.

                   "Estate Guaranty" shall have the meaning set forth in
Section 8.7.

                   "Estimated Adjusted Net Current Assets" shall have the meaning specified in Section 3.9.

                   "Excluded Assets" shall have the meaning specified in
Section 2.2.

                   "Existing Licensee" shall mean, as to any Library Program, Library Literary Property or Library Music Right in a particular territory the Person or Persons to whom the Sellers have granted any rights to Exploit such Library Program, Library Literary Property or Library Music Right as of the date hereof.

                   "Exploit" or "Exploitation" shall mean the sale, lease, production, distribution, ownership, marketing, licensing, sublicensing, use, exercise, broadcasting, transmission, exhibition or other exploitation of the Library Rights, Library Physical Properties, or portions thereof or rights therein. "Exploit" or "Exploitation" includes, without limitation, (i) the right to do any of the foregoing with respect to any Library Right or Library Physical Property so as to give rise to new Programs, Literary Properties or Library Music Rights; and (ii) the right to sell, lease, own, create, develop, produce, license, sublicense, distribute, market, use, exercise, broadcast, transmit, exhibit or otherwise Exploit such new Programs, Literary Properties or Library Music Rights.

                   "Final Closing" shall mean the completion of the sale and purchase of the Assets by Buyers upon delivery by the Escrow Agent of the Escrowed Items defined in and pursuant to the Escrow Agreement.

                   "Final Judgment" shall have the meaning set forth in the Estate Guaranty.

                   "Financial Statements" shall have the meaning specified in
Section 4.8.

                   "GAAP" shall mean United States generally accepted accounting principles consistently applied.

                   "Grundy" shall mean Grundy International Operations Limited.

                   "Guild Encumbrances" shall have the meaning set forth in
Section 4.17(b).

                   "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

                   "Interim Period" shall have the meaning set forth in Section 3.12.

                   "Interpublic" shall mean The Interpublic Group of Companies, Inc.

                   "Interpublic Common Stock" shall mean the common stock, par value $0.10 per share, of Interpublic.

                   "Interpublic Sub" shall mean Interpublic Game Shows, Inc., a wholly-owned, special purpose subsidiary of Interpublic.

                   "IRS" means the United States Internal Revenue Service.

                   "Library Agreements" shall mean all contracts to which any Seller or any of its Related Persons is a party, whether written or oral, pertaining to the creation, development, production, distribution or other Exploitation of any Library Rights or Library Physical Properties.

                   "Library Episode" shall mean any and all Episodes that either Seller, or any of its Related Persons, owns or for which either Seller, or any of its Related Persons, has a license to Exploit as of immediately prior to the Final Closing.

                   "Library Literary Properties" shall mean any and all Literary Properties that either Seller, or any of its Related Persons, owns or for which either Seller, or any of its Related Persons, has a license to Exploit as of immediately prior to the Final Closing.

                   "Library Music Rights" shall mean all master use, music synchronization, performance, mechanical, publication, soundtrack album, composition, music publishing and other rights in connection with the Business, including all theme songs, incidental music and underscoring, subject only to the composer's share (i.e., the so-called writer's share) of performance rights held by Score Productions, Inc. or Kalehoff Productions, Inc. in those songs set forth on Schedule 1.1(c).

                   "Library Physical Properties" shall mean (i) all audiovisual, audio and visual recordings and other materials produced by any technology, manner or means relating to any Library Program, including, without limitation, prints, negatives, duplicating negatives, fine grains, music and sound effects tracks, master tapes and other duplicating materials of any kind, all various language dubbed and titled versions, prints and negatives of stills, trailers and television spots, all promos and other advertising and publicity materials, stock footage, trims, tabs, outtakes, cells, drawings, storyboards, (ii) all physical properties relating to any Library Program, including without limitation sets, props, backdrops, costumes, models, sculptures, puppets, sketches, and continuities, in each case, including, without limitation, any of the foregoing in the possession, custody or control of the Sellers or any Related Persons, or in the possession of its assigns or any film laboratories, storage facilities or other Persons plus
(iii) any and all reversionary rights either Seller or any Related Persons has to the master and duplicate masters of any original negative or master tape or elements thereof delivered pursuant to the Sony Agreement (which rights are assigned to Buyers pursuant hereto).

                   "Library Program" shall mean each Program which either Seller, or any of its Related Persons, owns or has a right to Exploit as of immediately prior to the Final Closing, including, without limitation, each Program as listed on Schedule 4.5(a), but excluding the Lottery Business.

                   "Library Rights" shall mean, collectively, all Library Programs, Library Literary Properties, Library Music Rights and Library Agreements.

                   "Library Tangible Assets" shall mean, collectively, all Library Physical Properties and all written contracts and other documents to which any Seller, or any of its Related Persons, is a party or a beneficiary evidencing, memorializing or otherwise relating to the Library Rights, including, without limitation, the Library Agreements.

                   "License Agreement" shall mean the license agreement between the Company and AAG substantially in the form of Exhibit 9.5(a).

                   "Lien" shall mean any mortgage, pledge, lien, encumbrance, charge, adverse claim or restriction of any kind affecting title or resulting in an encumbrance against property, real or personal, tangible or intangible (including any Copyright or right under Copyright Law, and any Mark or right under Trademark Law) or a security interest of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell and any filing of or agreement to give, any financing statement under the Uniform Commercial Code (or equivalent statute) of any jurisdiction), other than any Library Agreement and other than Permitted Encumbrances or liens, encumbrances, charges, adverse claims or restrictions that are insubstantial in character and do not materially detract from the value or interfere with the present use of the property or asset subject thereto.

                   "Literary Properties" shall mean (i) any and all of the following works and other properties: screenplays, teleplays, stories, adaptations, scripts, outlines, treatments, formats, Bibles, scenarios, characters, titles and any and all other literary, dramatic and other works and properties of any kind and (ii) any and all of the following rights in any and all of the foregoing: remake, sequel, prequel, series, mini-series, spin offs, specials, character, legitimate stage, theme park, installation, live performance, print and electronic publication, interactive, computer-assisted media, merchandising and other subsidiary, derivative, compilation, ancillary, promotional, advertising and publicity rights (in or by any and all media, manner and means now known or hereafter developed), and all rights under any trademark, copyright, trade secret, patent or similar intellectual property rights including, without limitation, any applicable "author's rights", "neighboring rights" and any other rights provided by the law of any country or by industry protocol which provide for payment to rights holders for certain uses of their works; and any and all other rights of any kind in any of the foregoing, whether now known or hereafter recognized.

                   "Lottery Business" shall mean the creation, production, distribution or other exploitation of television programs, games (including game shows) and non-televised performances the primary purpose of which is to sell or promote the sale of lottery tickets or which otherwise primarily relates to lotteries; provided that the foregoing shall in any event not include the exploitation of any game show formats or reality-based properties set forth in Schedules 2.1(a) or 2.1(b) or any formats confusingly similar thereto (it being understood that the shows now in distribution entitled "Illinois Instant Riches" and "Bonus Bonanza" are not confusingly similar thereto).

                   "Mark" shall mean trademarks, service marks, brand names, certification marks, trade dress, assumed names, slogans, trade names and other indications of origin owned by or licensed to either Seller or any of its Related Persons, whether or not registered; and to the extent of the foregoing is owned, the associated goodwill and registrations and applications to register in any jurisdiction, the foregoing, including any extension, modification or renewal of any such registration or application.

                   "Market Price Per Share" shall mean (a) the average per share closing price, regular way, of a share of Interpublic Common Stock on the New York Stock Exchange for the ten (10) Business Days immediately following the Final Closing Date or (b) in the case that such closing prices are not available for such period, the average of the reported high bid and low asked prices for the ten (10) Business Days immediately following the Final Closing Date, as reported by The Wall Street Journal, Eastern Edition, or if not so reported, a reputable quotation service.

                   "Networks" shall mean the following television networks:
ABC, NBC, CBS and FOX.

                   "Network Alternates" shall mean the following television networks: UPN and WBN.

                   "Network License Agreement" shall mean the license agreement between AAG and Interpublic Sub substantially in the form of Exhibit 9.5(b).

                   "Network Production Agreement" shall mean the production agreement between Interpublic Sub and Producer, substantially in the form of
Exhibit 8.4(a)(vii).

                   "Non-Assumed Liabilities" shall have the meaning specified in Section 2.3.

                   "Notice of Disagreement" shall have the meaning specified in
Section 10.1.

                   "Other Accounts Receivable" shall have the meaning specified in Section 3.9.

                   "Participation" shall mean any right to receive money or other consideration in respect of any asset constituting or relating in any way to any Library Right, including, without limitation, consideration based on the Exploitation of any such asset however measured.

                   "Partnership Related Persons" shall mean Mark Goodson Television Productions, Inc., Celebrity Productions, Inc., Mark Goodson Games, L.P., Goodson TV Enterprises, Inc., Goodson Television Productions, Inc., Strong Productions, Inc., Price Productions, Inc., Mark Goodson Telecasts, Inc., The New Family

Company, The Trivia Trap Company, The Tattletale Company, The B.B. Company, The Concentration Company, The Card Sharks Company, The MG Company, The Now You See It Company, The TTTT Company, The Super Password Company, The Tattle Tale Company, The Body Language Company, Tattletale Productions, Granny Fannie Trusts, the Estate, FF&E Trust, Mark Goodson Advertising Sales, Producer, Representative and Mark Goodson Promotions.

                   "Permitted Encumbrances" shall mean (i) any lien, encumbrance, charge, adverse claim or restriction of any kind with respect to taxes, assessments and other governmental charges or levies not yet due and payable, (ii) landlords', mechanics', workmen's, materialmen's and similar liens for charges which are not yet delinquent and (iii) the security interest set forth in the Sony Lien.

                   "Person" shall mean any natural person, corporation, division of a corporation, partnership, trust, joint venture, association, company, limited liability company, estate, unincorporated organization or governmental entity.

                   "Post-Closing Adjustment" shall have the meaning specified in Section 10.3.

                   "Producer" shall mean TPIR LLC, a California limited liability company which on the Final Closing Date shall be directly or indirectly controlled and majority-owned by the Estate.

                   "Program" or "Programs" shall mean or refer to a series, set, collection or other group of Episodes produced, marketed, broadcast, exhibited, distributed or otherwise Exploited as a so-called "series" or otherwise as a related group of Episodes (whether intended for initial Exploitation by means of television or in or by any other medium, means or manner now known or hereafter developed). Episodes of a Program share some (but not necessarily all) of the following characteristics: the same (or similar) title; the same (or similar) format, Bible, story, outline, treatment, scenario, pilot script, teleplay, screenplay, or other underlying literary or other work upon which such Program is based or from which it is derived; and substantial continuity of production elements among consecutively-produced Episodes, such as on-air personalities (for example, host/master of ceremonies in the case of a game show Program and principal cast in the case of a dramatic Program), sets, props, and theme music. Program shall also mean or refer to the following, whether or not a subsequent or related Episode has been or is hereafter commissioned or produced: a so-called "pilot" Episode; a theatrical, television or other motion picture; a so-called "special"; a so-called "mini-series"; and any other Episode produced, marketed, broadcast, exhibited, distributed or otherwise Exploited as a single production (regardless of length).

                   "Purchase Price" shall mean the sum of (i) $25 million in cash (the "Cash Portion") subject to reduction pursuant to Section 3.9 hereof,
(ii) $25 million in restricted shares of Interpublic Common Stock (the "Stock Portion") with the purchase price of each such share equal to the Market Price Per Share, and
(iii) such amounts, if any, to be paid under Section 3.8 hereof (the "Earn-Out Portion") or Section 3.9 hereof ("Estimated Adjusted Net Current Assets") subject to adjustment pursuant to Article 10 hereof.

                   "Purchase Proposal" shall have the meaning specified in
Section 7.5.

                   "Put Agreement" shall have the meaning specified in Section 3.5.

                   "Related Agreements" shall mean the Assumption, the Assignment of Copyright for "Child's Play", the CPC General Assignment and Bill of Sale, the CPC Assignment of Trademarks, the Escrow Agreement, the Estate Guaranty, the License Agreement, the Network License Agreement, the Network Production Agreement, the Partnership General Assignment and Bill of Sale, the Partnership Assignment of Copyrights, the Partnership Assignment of Trademarks, the Put Agreement, the Seller Letter of Credit, the Standby Letter of Credit, and any other contract, agreement or instrument contemplated in this Agreement or in any of the foregoing.

                   "Related Person" shall mean either a CPC Related Person or a Partnership Related Person, or both, as the context requires.

                   "Representative" shall mean the representative of the partners of the Partnership and following the liquidation of the corporate partners of the Partnership, the former stockholders of such corporate partner (all as set forth in Schedule 3.5 hereto), who shall receive the Purchase Price payable to the Partnership or any other assets of the Partnership distributed after the Final Closing (subject to the obligations set forth herein), which representative shall be appointed pursuant to Section
3.3 hereof on or prior to the second Business Day following the Final Closing.

                   "Restricted Period" shall have the meaning specified in
Section 7.12(a).

                   "Seller Indemnities" shall have the meaning specified in
Section 13.2.

                   "Seller Letter of Credit" shall have the meaning specified in Section 13.1.

                   "Sony" shall mean Sony Pictures Cable Ventures I, Inc. or its successor or permitted assigns.

                   "Sony Agreement" shall mean collectively (i) that certain Master Programming Agreement, dated as of November 25, 1992, by and among Sony, Mark Goodson, individually and doing business as "Mark Goodson Productions" ("Goodson"), FF&E Trust and the other parties signatory thereto, as amended by that certain Letter Agreement, dated as of April 13, 1993, by and between Sony and the Estate (as further amended, supplemented or modified to the date hereof as identified in Schedule 4.12(a)) and (ii) that certain Security Agreement (the "Security Agreement"), dated as of November 25, 1992, by and among Sony, Goodson, FF&E Trust, and the other parties signatory thereto, as amended by that certain Letter Agreement, dated as of April 13, 1993, between Sony and the Estate (as further amended, supplemented or modified to the date hereof as identified in Schedule 4.12(a)) and the related Copyright Mortgage and Assignment.

                   "Sony Lien" shall mean the security interest and lien in favor of Sony pursuant to the Security Agreement and the related Copyright Mortgage and Assignment.

                   "Sony Receivable" has the meaning set forth in Section
7.14(a).

                   "Standby Letter of Credit" shall mean an irrevocable standby letter of credit in the amount of the Cash Portion of the Purchase Price issued by Chemical Bank or another commercial bank reasonably acceptable to Sellers, on behalf of itself or a syndicate of participating lenders, upon which the Representative may draw in the event that the Company does not pay the Cash Portion of the Purchase Price on or prior to the fifth Business Day after the Final Closing.

                   "Taxes" shall mean all domestic and foreign taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, estimated, severance, stamp, renters/occupancy, occupation, property or other taxes, customs duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority.

                   "Third Party Costs" shall mean any rerun, reuse, or residual costs, license fees, royalties, production costs or other amounts paid or payable to third parties including, without limitation, to the Sellers' Affiliates or to performers, actors, musicians, hosts, writers, directors, producers and other persons employed in the Exploitation of any Library Programs or other Library Rights (including, but not limited to, Participations or other profit sharing arrangements), guilds or unions based on any rights in the Library Programs or other Library Rights or any receipts from the Library Programs on other Library Rights.

                   "WARN" shall mean the Worker Adjustment and Retraining Notification Act of 1988, as amended from time to time, and, unless the context otherwise requires, the rules and regulations promulgated thereunder from time to time.

                                   ARTICLE 2

             PURCHASE AND SALE OF ASSETS; ASSUMPTION OF LIABILITIES

                   2.1 Purchase and Sale of Assets. Upon the terms and subject to the conditions contained herein, at the Final Closing (a) Sellers (together with their respective Related Persons) shall sell, convey, assign and transfer to the Buyers, and the Buyers shall purchase and acquire from Sellers (together with their respective Related Persons), all of the Assets, including, but not limited to, those assets of the Partnership listed on Schedule 2.1(a) hereto and those assets of CPC listed on Schedule 2.1(b) hereto (which lists are not intended by the parties to be exclusive or to otherwise limit the Assets being acquired by negative implication), free and clear of all Liens, other than the Assumed Liabilities and Permitted Encumbrances. Such Assets being sold, conveyed, assigned and transferred to the Buyers shall include all right, title and interest in and to
(i) all items of furniture, fixtures and equipment (except to the extent listed as Excluded Assets), and (ii) the Marks "Mark Goodson", "Mark Goodson Company," "Mark Goodson Productions" or any combination or derivation thereof, and all right, title and interest of Sellers (together with their respective Related Persons) in and to the Mark "Goodson" or any combination or derivation thereof, together, in the case of each such Mark, with all good will associated therewith. Sellers have no rights in the names "The Estate of Mark Goodson," "Jonathan Goodson," "Marvin Goodson," "Goodson and Wachtel" and "The Goodson Newspaper Group" and no rights with respect thereto are being conveyed to Buyers. Each Buyer shall acquire an undivided interest in the Assets being acquired pursuant hereto. Immediately following the Final Closing, Interpublic shall transfer its undivided interest in the Assets to the Company.

                   2.2    Excluded Assets.  The assets of the Sellers listed on
Schedule 2.2 hereto and any assets otherwise designated by the Buyers on or prior to the Final Closing as not being transferred to Buyers hereunder (the "Excluded Assets") shall be retained by the Sellers and shall not be sold, assigned or transferred to the Buyers pursuant to this Agreement.

                   2.3 Assumption of Liabilities. Upon the terms and subject to the conditions contained herein:

                   (a) At the Final Closing, the Company shall assume and thereafter pay, discharge, perform or otherwise satisfy in accordance with their respective terms and be responsible for the liabilities and obligations of the Sellers listed on Schedule 2.3 hereto (the "Assumed Liabilities"). Each of the Sellers shall remain liable for, and hold the Company harmless against, all of their respective liabilities other than the Assumed Liabilities and for the other liabilities indemnified herein (e.g. liabilities under the Sony Agreement arising prior to the Final Closing or under the Network Production Agreement even though assumed by Buyers). Except for the Assumed Liabilities, the Company does not assume and shall not be liable or responsible for any liabilities or obligations of either Seller or any of its predecessors, constituent partners, joint venturers, Related Persons or Affiliates, whether now or hereafter due, including liabilities or obligations incurred in connection with, in any way arising out of, or related to, the execution of this Agreement, the purchase of the Business, the ownership or use of any of the Assets or the conduct of the Business prior to the Final Closing (the "Non-Assumed Liabilities").

                   (b) Without limiting the generality of the foregoing clause (a), except for the Assumed Liabilities, the Company expressly shall not assume any liabilities or obligations of Sellers, or any of their respective predecessors, constituent partners, Related Persons or Affiliates for the following (which shall be part of the Non-Assumed Liabilities): (i) for any liability or obligation arising out of or relating to any claims, controversies, litigation or administrative proceedings whether pending, threatened or existing on or prior to the Final Closing Date or based on facts existing on or prior to the Final Closing Date; (ii) for any liability or obligation with respect to any employee, consultant or contractor or former employee, consultant or contractor (including without limitation any performer, actor, musician, host, writer, director, producer or other person employed in the Exploitation of any Library Right or Library Tangible Asset), relating to or arising out of employment with or engagement by either Seller, or any of their respective predecessors, constituent partners, Related Persons or Affiliates whether pursuant to the terms of any contract, agreement, commitment, undertaking, benefit plan or other arrangement or otherwise; (iii) any liability of either Seller to any of their predecessors, constituent partners, Related Persons or Affiliates; or (iv) for any liability or obligation with respect to any environmental damage or any violation or alleged violation of any real estate lease or for any environmental law relating to the Assets to the extent that the foregoing is associated with any condition, or based on any fact or circumstances, that occurred or existed on or prior to the Final Closing, whether or not such liabilities or obligations were known on the date hereof or at the Final Closing.

                   (c) Immediately following the Final Closing, Interpublic and/or its Affiliate owning any interest shall transfer all of its undivided interest in the Assets to the Company. Sellers shall hold the Interpublic, such Affiliate, Interpublic Sub and AACI harmless against, any liabilities or obligations of either Seller or any of its predecessors, constituent partners, joint venturers, Related Persons or Affiliates, whether now or hereafter due, including liabilities or obligations incurred in connection with, in any way arising out of, or related to the execution of this Agreement (other than with respect to liabilities arising out of the Interpublic's, Interpublic Sub's or AACI's breach, respectively, of its obligations under this Agreement or the Related Agreements), the purchase of the Business, the ownership or use of any of the Assets or the conduct of the Business prior to the Final Closing.

                   2.4 Contracts to Be Assigned. To the extent that any of the contracts or agreements which are to be assigned to Buyers pursuant to this Agreement are not assignable without the consent of a third party, which contracts or agreements Sellers represent are limited to those contracts or agreements identified on Schedule 2.4 hereto, the Partnership and CPC, as applicable, shall use their reasonable best efforts to obtain the consent of the other such party to the assignment to Buyers, provided that the failure to obtain any such consent (other than consents required to be obtained prior to the Final Closing by Section 8.6(c)), shall not constitute a failure to satisfy a condition to the obligations of the Buyers to consummate the transactions contemplated by this Agreement. If any required consent is not obtained before the Final Closing and the Final Closing is consummated, Sellers agree to use their reasonable best efforts to obtain all such required consents and to enforce, on behalf of Buyers, the rights of either Seller or any of its Related Persons, under any such non-assigned contracts or agreements. Buyers shall reasonably assist Sellers in obtaining all such required consents without derogation of Buyers' rights hereunder in the event any such consents are not obtained. Sellers further agree to cooperate with Buyers after such date in any reasonable arrangement (such as, but not limited to, sub-contracting, sub-licensing or sub-leasing) designed to ensure for Buyers, on terms no less favorable than contemplated hereby, all of the economic benefits (after reflecting the related reasonable and necessary costs) under the applicable contracts without causing any such breach or right of termination. Without limiting the generality of the foregoing, after the Final Closing, the Company shall receive the benefit (subject to all of the obligations arising after the Final Closing) of all Sellers' rights (whether exercisable through Sellers or a Related Person) in "Classic Concentration," "A Fly on the Wall," "House Calls," "Con Man" and

"I'm Sorry." Sellers shall remain liable for the performance of all duties and obligations relating to any contract or agreement not assigned hereunder.

                                   ARTICLE 3

                         ESCROW CLOSING; PURCHASE PRICE

                   3.1 Escrow Closing. The Escrow Closing shall be deemed to take place at the offices of Kaye, Scholer, Fierman, Hays & Handler, 425 Park Avenue, New York, New York at 2:00 p.m., local time, on October 6, 1995. The Escrow Closing may be held at such other place, time and date as the parties hereto may agree in writing.

                   3.2 Escrow Closing Deliveries by Sellers, etc. At the Escrow Closing, the Sellers shall enter into the Escrow Agreement and shall deliver, or cause to be delivered into escrow pursuant to the Escrow Agreement, the opinions, certificates and other documents required to be delivered by or on behalf of the Sellers pursuant to Sections 8.3, 8.4, 8.5, 8.7 and 13.5.

                   3.3 Payment of Cash and Stock Portion of Purchase Price After Final Closing. (i) At the Fifth Business Day after the Final Closing, the Company shall deliver to, or to the order of Sellers (which, in the instance of the Partnership, shall be through delivery to the Representative), the Cash Portion of the Purchase Price, by wire transfer, in immediately available funds, and (ii) at the Eleventh Business Day after the Final Closing Interpublic shall deliver one or more stock certificates for the Stock Portion of the Purchase Price, in each case, allocated between the Sellers as set forth in Schedule 3.3 hereto (such delivery, in the instance of the Partnership, shall be through delivery to the Representative). The Partnership shall appoint or cause to be appointed the Representative on or prior to the second Business Day following the Final Closing, such appointment to be subject to the consent of the Company and Interpublic, which consent shall not be unreasonably withheld or delayed. The Company and Interpublic agree that they shall consent to the appointment of the Producer as Representative. Within three Business Days following the Final Closing, the Sellers shall provide to Buyers sufficient information to enable (x) the Company to transfer funds to a designated account or accounts for the Cash Portion of the Purchase Price and (y) Interpublic to issue such certificate or certificates registered in such name or names as so designated for the Stock Portion of the Purchase Price. At the Escrow Closing, AACI shall deliver the Standby Letter of Credit into escrow pursuant to the Escrow Agreement. The Standby Letter of Credit may be drawn upon by the Representative in accordance with its terms in the event the Company does not pay the Cash Portion of the Purchase Price on the fifth Business Day after the Final Closing. At the Escrow Closing, Sellers will reimburse the Company and AACI for all of its costs and expenses (including bank fees and expenses and reasonable attorneys' fees) relating to the issuance of the Standby Letter of Credit. At the Escrow Closing, each of the Company and Interpublic shall enter into the Escrow Agreement and shall deliver, or cause to be delivered into escrow pursuant to the Escrow Agreement the opinions, certificates and other documents required to be delivered by or on behalf of them pursuant to Sections 9.4(a), 9.5(a) and 9.6 and, to the extent practicable, Sections 9.3 and 9.5(b). Notwithstanding anything to the contrary herein, all rights in and to the Assets shall irrevocably vest in Buyers on the Final Closing Date, irrespective of whether the Cash Portion and the Stock Portion of the Purchase Price are delivered in accordance herewith on the fifth Business Day and the eleventh Business Day, respectively, after the Final Closing, as to which Sellers' sole remedy shall be against the Standby Letter of Credit, in the case of non-payment of the Cash Portion of the Purchase Price, or Interpublic, in the case of non-payment of the Stock Portion of the Purchase Price, respectively.

                   3.4 No Fractional Shares. Interpublic shall not be required to issue any fractional shares of Interpublic's Common Stock, and Interpublic shall pay to the Representative on the eleventh Business Day after the Final Closing, in lieu thereof, cash in an amount equal to the Market Price Per Share multiplied by the fractional portion of a share of Interpublic's Common Stock to which Sellers otherwise would have been entitled.

                   3.5 Restrictions on Transferability of Interpublic's Stock. The shares of Interpublic's Common Stock to be issued and delivered in accordance with the provisions hereof will not have been registered under the Securities Act of 1933, as amended (the "Act"), or under the securities law of any jurisdiction. Each of the Sellers agrees not to (and to cause the Representative and each of the Persons set forth on Schedule 3.5 not to) transfer any of the shares of Interpublic's Common Stock (together with any other shares received pursuant to conversions, exchanges, stock splits, stock dividends or other reclassifications or changes thereof, or consolidations or reorganizations of Interpublic) issued hereunder except (i) pursuant to an effective registration statement covering such shares of Interpublic Common Stock under the Act or
(ii) pursuant to an exemption from registration under the Act in connection with an assignment of the Put Agreement, substantially in the form of Exhibit
3.5 hereto, between Interpublic and the Sellers, to be delivered into escrow pursuant to the Escrow Agreement at the Escrow Closing, upon the conditions specified therein and in the Assignment (as such term is defined in Section 3.7 hereof) which conditions are intended to insure compliance with the provisions of the Act.

                   3.6 Legend. Each certificate representing Interpublic's Common Stock issued hereunder shall be stamped or otherwise imprinted with a legend in substantially the following form:

                   "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR UNDER THE SECURITIES LAW OF ANY STATE. SUCH SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE HYPOTHECATED OR DISTRIBUTED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE ACT, OR (B) PURSUANT TO A VALID EXEMPTION FROM SUCH

                   REGISTRATION UNDER THE ACT AND UNDER THE SECURITIES LAW OF ANY STATE AND UPON RECEIPT BY THE INTERPUBLIC GROUP OF COMPANIES, INC. OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM AND SUBSTANCE TO IT THAT ANY SUCH SALE IS IN COMPLIANCE WITH THE ACT AND STATE SECURITIES LAWS"

                   3.7 Assignment of Put Agreement. The Put Agreement may be assigned only in accordance with the assignment provision and the procedures contained therein. Interpublic may require any assignee of the Put Agreement to execute and deliver an assignment (the "Assignment"), substantially in the form attached as Exhibit A to the Put Agreement.

                   3.8 Earn-Out. (a) In addition to the consideration to be paid to Sellers pursuant to Section 3.3, subject to the provisions hereof (including, but not limited to, Section 3.12) and the occurrence of the Final Closing, with respect to the five-year period following the Escrow Closing (the "Earn-Out Period"), the Company shall pay to the Representative an amount ("Earn-Out Payments") equal to (i) 75% of the Domestic Net Profits-Price Is Right Network following the Final Closing and during the Earn-Out Period plus
(ii) 50% of the Additional Domestic Net Profits following the Final Closing and during the Earn-Out Period; provided, however, that in no event shall the Earn-Out Payments, before giving effect to any deductions or offsets provided for herein, be greater than $48.5 million in the aggregate pursuant to this Section 3.8(a) (subject to reduction pursuant to Section 3.12 hereof); provided, further, that, without limiting the rights of the Representative against the Company to the extent of non-payment by the Company or

Interpublic Sub, (A) it is intended that, subject to and upon the terms and conditions set forth in the Network License Agreement, Interpublic Sub will pay, on behalf of the Company, to the Representative the portion of the Earn-Out Payments due under Section 3.8(a)(i) and (B) the Partnership acknowledges and agrees for itself and on behalf of the Representative that the payments received by the Representative from Interpublic Sub pursuant to the immediately preceding clause (A) will be credited in full against the Company's obligations under Section 3.8(a)(i).

                   (b) All determinations under this Section 3.8 shall be made in accordance with the following provisions:

                          (i)     Following the Final Closing, the Company
shall cause an estimated amount of the Earn-Out Payments with respect to The Price Is Right under Section 3.8(a)(i) above due in any week following the Final Closing and during the Earn-Out Period (so long as the applicable Network or Network Alternate pays the Company or its licensee or sublicensee on a weekly basis) to be paid to the Representative no later than five Business Days after receipt of the related payment. The Company shall cause an estimated amount of the Earn- Out Payments with respect to Section 3.8(a)(i) above (in the event the applicable Network or Network Alternate does not pay on a weekly basis) and with respect to Section 3.8(a)(ii) above due each month, if any, following the Final Closing and during the Earn-Out Period to be paid to the Representative no later than 15 Business Days after the last day of such month so long as the Company or its licensee or sublicensee receives the related payment during such calendar month. In the event that the Company or its Affiliate receives such related payment after the last day of such calendar month, the Company shall cause such estimated amount of Earn-Out Payments to be paid to the Representative in the next succeeding monthly payment. In the event that as of the end of any weekly or monthly period, the Company (or Interpublic Sub) has overpaid the cumulative Earn-Out Payments to date, such amount may be offset against any additional amounts then due or thereafter becoming due to the Partnership or the Representative. At the end of each broadcast year during the Earn-Out Period, the Company shall calculate the total Earn-Out Payment, if any, for such broadcast year or portion of such broadcast year following the Final Closing and within the Earn-Out Period. Subject to Section 3.8(b)(v), on the date 120 days after the end of such broadcast year, the Company shall deliver a final accounting of the Earn-Out Payments for such year. To the extent the total Earn-Out Payment due to the Representative in respect of a broadcast year exceeds the cumulative estimated Earn-Out Payments for such broadcast year, the Company shall pay or cause to be paid such excess to the Representative at such time as it delivers the final accounting. To the extent the total Earn-Out Payment due to the Representative in respect of a broadcast year is less than the cumulative estimated Earn-Out Payments for such broadcast year, the Company shall deduct such deficit from future estimated Earn-Out Payments until such deficit is recouped from the Representative or, if the Earn-Out Period has expired, the Partnership or the Representative shall pay such deficit to the Company in cash no later than 10 days after the Partnership receives the final accounting which, in the event of a dispute, shall be according to Article X hereof.

                       (ii) If for any broadcast year (or portion thereof) following the Final Closing and during the Earn-Out Period, 75% of the Domestic Net Profits-Price Is Right Network represents a loss for such broadcast year (or portion thereof), no payment will be made with respect to clause 3.8(a)(i) above and the amount of such loss shall be carried forward to and netted against any amount payable with respect to clause 3.8(a)(i) above for the next succeeding broadcast year (or for the balance of the then current broadcast year) and shall continue to be carried forward until so netted.

                      (iii) If, for any broadcast year (or portion thereof) following the Final Closing and during the Earn-Out Period, 50% of the Additional Domestic Net Profits represent a loss for such broadcast year (or portion thereof), no payment will be made with respect to clause 3.8(a)(ii) above and the amount of such loss shall be carried forward to and netted against any amount payable with respect to clause 3.8(a)(ii) above for the next succeeding broadcast year (or for the balance of the then current broadcast year) and shall continue to be carried forward until so netted.

                       (iv) In the event the aggregate Earn-Out Payments, before giving effect to any deductions or offsets provided herein (the "Earned Amounts") payable pursuant to this Section 3.8 with respect to the Earn-Out Period, do not equal $48.5 million (subject to reduction pursuant to Section
3.12 hereof), irrespective of the characterization of such amount as to principal and interest, the Company shall have the option, in its sole discretion, exercisable on or prior to the fifth anniversary of the Escrow Closing Date, either to (x) make an additional payment to the Representative on or prior to the date 30 days after the later of the fifth anniversary of the Escrow Closing and the date the final regular Earn-Out Payment is due which, when added to the Earned Amounts, would equal $48.5 million (as reduced pursuant to Section 3.12 hereof) or (y) extend the Earn-Out Period for an additional five-year period (i.e., until the tenth anniversary of the Escrow Closing Date) on the terms hereof (except that the percentage of Domestic Net Profits-Price Is Right Network used for calculation of the Earn- Out Payments during the extension shall be reduced to 50%); provided that the aggregate Earn-Out Payments during the Earn-Out Period, as extended, shall not be subject to any maximum or minimum amount and provided, further, that in no event shall the Earn-Out Period be extended beyond the tenth anniversary of the Escrow Closing Date. If no election is made on or prior to the fifth anniversary of the Escrow Closing Date, the Company shall be deemed to have elected to extend the Earn-Out Period pursuant to clause (y) above.

                          (v)     With respect to any Earn-Out Payments, the
Company (or Interpublic Sub) may establish a reasonable reserve for related contingencies (e.g., potential make-good obligations with respect to syndication revenues or disgorgements of amounts paid by obligors subject to a bankruptcy or similar proceeding), other than with respect to the (x) Memorandum of Agreement dated as of February 3, 1972 between CBS Television Network and Price Productions, Inc., as amended through February 28, 1995 (the "CBS Network License"), or any extension or modification thereof for The Price Is Right and (y) any other contract with a Network for the broadcast of "The Price Is Right" on such Network during the term of the Network Production Agreement, in each case for which no such reserves will be established. Notwithstanding the foregoing, it is understood that the Company (or Interpublic Sub) shall be entitled to pay any current production or other costs deductible in the calculation of an Earn-Out Payment prior to making the related Earn-Out Payment, and that such deductions may include a reasonable reserve for future production or other costs where the Company (or Interpublic
Sub) believes in good faith that such reserve is necessary to assure continuity of production or if the Company (or Interpublic Sub) fails to receive reasonable assurances as to the timely payment of such future production or other costs. It is understood, however, that reserves for future production costs with respect to "The Price

Is Right" shall be limited during the term of the Network Production Agreement to circumstances in which Producer has not paid any of its material obligations on a timely basis or is in breach in any material respect of the Network Production Agreement (other than any breach of the Network Production Agreement if and to the extent resulting from Interpublic Sub's failure to pay production costs to Producer in material compliance with the terms of the Network Production Agreement). In addition, to the extent provided in and subject to the provisions of Section 13.4(b) hereof, the Company may offset (or cause to be offset) from any Earn-Out Payment any amount payable by either Seller to the Company hereunder (including but not limited to Section 10.3). If the Company is exercising its right of offset, it will give the Partnership and (if payable pursuant to the Network Production Agreement) Interpublic Sub notice of the nature and the amount of such claim and it and/or Interpublic Sub (if payable pursuant to the Network Production Agreement) shall withhold such amount from the Earn-Out Payment or Payments otherwise due. Any dispute with respect to such withholding shall be subject to arbitration in accordance with Article 10.

                       (vi) The Company shall maintain accurate books, records and documents reasonably necessary for the calculation (including, to the extent required, on a Program-by-Program basis) of the Earn-Out Payments and Domestic Net Profits, including records of relevant revenues, costs, and expenses. The Representative and its authorized representatives shall, upon request received by the Company in writing, have reasonable access during normal business hours to any books, records and documents relevant to the calculation of any Earn-Out Payment. All calculations of Domestic Net Profits shall be made by the Company or Interpublic Sub in accordance with the Agreed Procedures and, to the extent not governed thereby, by the Company or Interpublic Sub in accordance with GAAP as in effect at the time in question. Any disputes arising under this Section 3.8 as to the calculation of the Earn-Out Payments shall be subject to resolution pursuant to Article 10.

                      (vii) The methodology for characterization of the Earn-Out Payments as to principal and interest is set forth on Schedule 3.8 and has been agreed upon by Buyers and Sellers consistent with the requirements of Proposed Treasury Regulation 1.1275-4. Buyers and Sellers (on behalf of themselves and the Representative) agree that no party will take a position on any income, transfer or any other tax return, or before any governmental agency charged with the collection of any such tax or in any judicial proceeding that is in any manner inconsistent with the methodology set forth on Schedule 3.8.

                     (viii) Producer has received certain consultation and approval rights during the Earn-Out Period under, and subject to the terms of, the Network Production Agreement. If the Network Production Agreement terminates prior to the expiration of the Earn-Out Period, the Company will or will cause its licensee to consult with Producer concerning the potential broadcast of "The Price Is Right" domestically and permit representatives of Producer to attend any major meetings with domestic broadcasters concerning such potential domestic broadcast; however, upon such termination of the Network Production Agreement, Producer shall no longer have any approval rights and all decisions concerning the Exploitation (domestically or otherwise) of "The Price Is Right" shall, insofar as the Partnership, Representative or Producer are concerned, be made by the Company.

                       (ix) The parties hereto agree that with respect to the 1995/1996 broadcast year for The Price Is Right, the permitted production costs in the approved budget and the revenues earned and license fees paid in respect of shows produced will be allocated for the period prior to the Escrow Closing and the period after the Escrow Closing as set forth on Schedule 3.8(b)(ix).

                   (c) The following provisions shall apply to the exhibition of new productions of Library Programs included in or based on Library Programs existing prior to the Final Closing in the United States on any Network, a basic or pay cable service provider (each a "U.S. Cable Network") or on first-run syndication ("first-run syndication") following the Final Closing and during the Earn-Out Period:

                          (i)     If, following the Final Closing and during
the Earn-Out Period, AACI wishes (directly or through any subsidiary or affiliate) to produce, or distribute new episodes of any Library Programs included in or based on Library Programs existing prior to the Final Closing (other than "The Price Is Right" so long as it is being produced pursuant to the Network Production Agreement) on a Network or U.S. Cable Network, AACI will or will cause All American Television, Inc. ("AATV") to present a proposal to Representative outlining the proposed costs and Network or U.S. Cable Network license fee for such new production and exhibition, together with the proposed security, if any, to be provided to Representative to ensure payment of any Earn-Out Payment with respect thereto. The Representative shall have 10 days to notify AATV and AACI that it is not satisfied with the proposed security, if any. Subject to Section 3.8(c)(iii), if Representative so notifies AATV and AACI in such 10-day period, Representative will have the right to request that a letter of credit be issued by a commercial bank with respect to any Earn-Out Payments due to Representative with respect thereto. Such letter of credit shall be issuable in a maximum amount reasonably calculated to assure any Earn-Out Payments projected to become due with respect to the then applicable broadcast season based on the budget for the applicable new Library Program and the other assumptions set forth by the Company and AATV. Upon the renewal of such Library Program by such Network or U.S. Cable Network for a subsequent broadcast season or seasons following the Final Closing and during the Earn-Out Period, unless otherwise agreed by Representative, the related letter of credit shall be renewed (or a substitute letter of credit shall be obtained) on similar terms. Such letter of credit shall be available to be drawn upon in the event Representative does not receive the Earn-Out Payment relating to such new Library Program within 10 Business Days after the date when due based upon and in accordance with the accounting rendered by the Company. In such event, all costs and fees with respect to the letter of credit shall be deducted from the calculation of "Domestic Net Profits - Other Programs" as set forth in Schedule 1.1(b). It is expressly understood that any letter of credit is not intended to guarantee that Earn-Out Payments will actually be earned by Representative with respect to the applicable Library Program, but only that the Representative shall have recourse to the letter of credit only in the event that Earn-Out Payments are earned and are not paid by the Company when due.

                       (ii) If, following the Final Closing and during the Earn-Out Period, AACI wishes (directly or through any subsidiary or affiliate) to produce, or distribute new episodes of any Library Programs included in or based on Library Programs existing prior to the Final Closing for U.S. domestic exhibition on first-run syndication, AACI will or will cause AATV to present a proposal to Representative outlining the estimated number of episodes to be produced, the estimated revenues and costs of such episodes and the estimated net profit of such episodes, together with the proposed security, if any, to be provided to Representative to ensure payment of any Earn-Out Payment with respect thereto. Subject to Section 3.8(c)(iii), if

Representative so notifies AATV and AACI in such 10-day period, Representative will have the right to request that a letter of credit be issued by a commercial bank with respect to any Earn-Out Payments due to Representative with respect thereto. Such letter of credit shall be issuable in a maximum amount reasonably calculated to assure any Earn-Out Payments projected to become due with respect to the then applicable broadcast season based on the budget for the applicable new Library Program and the other assumptions set forth by the Company and AATV. If such Library Program is renewed for such first-run syndication, the related letter of credit shall be renewed (or a substitute letter of credit shall be obtained) on similar terms. Such letter of credit shall be available to be drawn upon in the event Representative does not receive the Earn- Out Payment relating to such new Library Program within 10 Business Days after the date when due based upon and in accordance with the accounting rendered by the Company. In such event, all costs and fees with respect to the letter of credit shall be deducted from the calculation of "Domestic Net Profits - Programs" originally produced for "First-Run Syndication" as set forth in Schedule 1.1(b). It is expressly understood that any letter of credit is not intended to guarantee that Earn-Out Payments will actually be earned by Representative with respect to the applicable Library Program, but only that Representative shall have recourse to the letter of credit only in the event that Earn-Out Payments are earned and are not paid by the Company when due.

                      (iii) The right of Representative to request a letter of credit shall be made in good faith solely based on the question of security, if any, necessary for any Earn-Out Payments. No letter of credit shall extend beyond the Earn-Out Period. All outstanding letters of credit shall terminate in the event all required Earn-Out Payments have been made under this Section 3.8 relating to all Library Programs or the Library Program to which such letter of credit relates. Any letter of credit may provide for payment to the Company by way of offset against any amount payable by either Seller to the Company hereunder, including but not limited to Section 10.3 or
Article 13 hereof. Nothing herein shall require AACI or AATV to proceed with production or distribution of new episodes of any Library Program if either the Company or AATV does not wish to provide a letter of credit to Representative.

                (d)       The Company acknowledges that the provisions of this
Section 3.8 are of the essence to this Agreement, and shall use commercially reasonable efforts, subject to the Company's exercise of its business judgment, to exploit the Library Rights. Without limiting the generality of the foregoing, the parties acknowledge their mutual intent that "The Price Is Right" remain the Network or Network Alternate production by Producer under, and subject to the terms of (and Producer's compliance with), the Network Production Agreement for the Earn-Out Period, and the Sellers, the Producer and the Representative will be materially damaged in the event that Interpublic Sub or AAG refuses in violation of the Network Production Agreement to approve or enter into a renewal or extension of the current CBS Network License or any other Network or Network Alternate license or takes any other action in violation of their obligations thereunder that frustrates such intentions. Nothing in this
Section 3.8(d) shall (i) modify or expand the obligations of the Company, Interpublic Sub or any other Person under the related Agreements, including without limitation, obligations of any of the foregoing to enter into any agreement with respect to "The Price Is Right" or to retain Producer except as expressly required under the Related Agreements or (ii) shall require the Company, Interpublic Sub or any other person to exploit the Library Rights after the Final Closing except as they shall, in their sole discretion, determine.

                   3.9 Estimated Adjusted Net Current Assets. Not later than five Business Days prior to the Final Closing, the Sellers shall compute an estimate of the Adjusted Net Current Assets as of the Escrow Closing Date (the "Estimated Adjusted Net Current Assets") and provide Buyers with a schedule setting forth the basis of such computation in reasonable detail. Buyers and their representatives shall have the right to review the work papers, schedules, memoranda and other documents and information prepared or reviewed by or for the Sellers and to communicate with the persons conducting such preparation or review by or for the Sellers. Not later than three Business Days prior to the

Final Closing, following discussions with Buyers and their representatives, the Sellers shall deliver to Buyers a notice containing the Estimated Adjusted Net Current Assets accompanied by a certificate of the general partner of the Partnership and a certificate of the Estate, as managing partner of CPC, to the effect that such estimate represents a good faith effort to determine accurately (neither underestimating or overestimating) the Adjusted Net Current Assets as of the Escrow Closing Date. The Cash Portion of the Purchase Price payable on the fifth Business Day after the Final Closing (and drawing under the related Standby Letter of Credit) shall be decreased by the amount, if any, by which the Estimated Adjusted Net Current Assets as of the Escrow Closing Date is less than zero in accordance with the Agreed Procedures (and also decreased to the extent of collections of Accounts Receivable by Sellers during the Interim Period net of repayment of accounts payable included in the calculation of Estimated Adjusted Net Current Assets). If the Estimated Adjusted Net Current Assets exceeds zero, after taking into account and deducting collections of Accounts Receivable by Sellers during the Interim Period (the "Excess"), the Company shall pay or cause to be paid to the Partnership on behalf of the Sellers, at the Final Closing an amount equal to the aggregate Accounts Receivable due from any Affiliate of AACI at the Escrow Closing Date (and not thereafter paid during the Interim Period) in accordance with the Agreed Procedures but not in excess of the amount of the Excess calculated by Buyers. The

Partnership acknowledges that AATV has already paid to the Partnership an amount equal to the aggregate accounts receivable ("Other Accounts Receivable") due on or prior to the Escrow Closing Date in accordance with the Agreed Procedures in respect of the 1994-1995 domestic season of Family Feud. The calculation by AACI and its Affiliates of such Accounts Receivable and Other Accounts Receivable due in respect of the period ended June 30, 1995 shall be final and binding provided that the Final Closing has occurred. With respect to such Accounts Receivable and Other Accounts Receivable in respect of the period after June 30, 1995 up to and including the Final Closing and due to Sellers in accordance with the Agreed Procedures, the Sellers shall have a period ending 60 days after the Escrow Closing to deliver a Partnership Notice of Disagreement (as defined in Section 10.1). If the Sellers do not deliver a Partnership Notice of Disagreement within such period, the calculation of such Accounts Receivable and Other Accounts Receivable by AACI shall be final and binding. To the extent that the Excess exceeds the payments set forth above (the "Remaining Excess"), the Company shall pay or cause to be paid to the Partnership, on behalf of the Sellers, when and promptly after receipt by the Company after the Final Closing, on a current basis, any amount it receives with respect to other Accounts Receivables up to the amount of the Remaining Excess. The Company shall not compromise or forgive any such Accounts Receivables without the prior written consent of the Partnership, which will not be unreasonably withheld or delayed.

To the extent the Company receives payments from third parties, not directly or indirectly affiliated with the Company, who are obligated to pay Accounts Receivable and who have continuing commercial relations with the Company or the Business and have other receivables payable to the Company or the Business, the Company shall apply such payments to the Accounts Receivable unless it has received notice from such third party to apply such payment to another receivable. From time to time until any Remaining Excess is paid in full, upon reasonable notice, the Sellers, at their expense shall have the right to review the Company's records with respect to its application of monies received with respect to Accounts Receivable and only to the extent necessary to confirm that such application is in conformance with this Section 3.9. Any adjustment of the Purchase Price pursuant to this section shall be allocated between the Sellers as the Sellers shall determine, subject to the approval of the Company and consistent with Schedule 3.9.

                   3.10 Allocation of Purchase Price. The allocation among the Assets of the consideration paid by Buyers for the Assets is set forth on
Schedule 3.10 and has been agreed upon by Buyers and Sellers consistent with the requirements of Section 1060 of the Code and the regulations thereunder. Buyers and the Sellers agree (i) jointly to complete and separately file Form 8594 with their respective federal income tax returns for the tax year in which the Final Closing occurs, and (ii) that no party will take a position on any income, transfer or any other tax return, or before any governmental agency charged with the collection of any such tax or in any judicial proceeding that is in any manner inconsistent with the terms of the allocation set forth on Schedule 3.10.

                   3.11 Installment Sale. Sellers will report the sale of an undivided interest in the Assets to the Company as an installment sale for income tax purposes under Section 453 of the Code in exchange for an obligation by the Company to pay (i) the Cash Portion of the Purchase Price and (ii) its allocable portion of the Earn-Out Payments. Sellers also will report the sale of an undivided interest in the Assets to Interpublic as an installment sale for income tax purposes under Section 453 of the Code in exchange for an obligation by Interpublic to (i) deliver the Stock Portion of the Purchase Price and (ii) pay its allocable portion of the Earn-Out Payments. Buyers agree that they will report the transaction for income tax purposes in a manner consistent with the reporting of such transaction by Sellers as an installment sale.

                   3.12 Adjustment For Period Between Escrow Closing and Final Closing. Subject to the occurrence of the Final Closing, the parties intend that Buyers shall have the benefits of owning the Assets commencing with the Escrow Closing Date through the Final Closing (the "Interim Period"). Accordingly, the Company shall be entitled to receive a payment from the Partnership on or prior to the date five Business Days after the Final Closing equal to 25% of the Domestic Net Profits - Price Is

Right during the Interim Period (and the $48.5 million maximum Earn-Out Payments referenced in Section 3.8(a) shall be reduced by 75% of the Domestic Net Profits - Price Is Right during the Interim Period), all as if the Final Closing had occurred on the Escrow Closing Date. Notwithstanding any other provisions to the contrary herein but without derogation of the right of the Partnership to retain 75% of the Domestic Net Profits -- Price Is Right during the Interim Period and to receive reimbursement of production costs during the Interim Period with respect to The Price is Right at a rate based upon the 1995/1996 production budget approved by Buyers (as if such budget had been in place as of the Escrow Closing Date), subject to the occurrence of the Final Closing, Buyers shall receive the benefit of any additional Adjusted Net Current Assets arising during the Interim Period. The parties will cooperate with each other in good faith during the Interim Period to determine the applicable amounts to be paid or credited to Buyers and the procedures for implementing the provisions of this Section 3.12.

                                   ARTICLE 4

                 REPRESENTATIONS AND WARRANTIES OF THE SELLERS

                   The Partnership represents and warrants to Buyers and AACI as follows (and, to the extent relating to CPC and to that portion of the Business conducted by CPC, the Partnership and CPC jointly and severally represent and warrant to Buyers and AACI as follows):

                   4.1 Organization and Qualification. (a) The Partnership is a limited partnership duly organized, validly existing and in good standing under the partnership laws of the State of California with all requisite partnership power and authority to own, lease and operate its assets and carry on its business as presently owned or conducted. Buyers have been furnished with access to complete and correct copies of the agreement of limited partnership and the certificate of limited partnership of the Partnership as currently in effect and as will be in effect at the Closing. The Partnership is a California limited partnership, the general partner of which is Mark Goodson Television Productions, Inc. and the limited partners of which are set forth on Schedule 4.1(a) hereto. None of the limited partners of the Partnership that do not constitute Partnership Related Persons hold or ever held any of the assets, properties, rights or businesses used or useful in the Business or any other interest in the Business except for their respective limited partnership interests.

                  (b) Mark Goodson Television Productions, Inc., the general partner of the Partnership, is a corporation duly organized, validly existing and in good standing under the laws of the State of California with all requisite corporate power and authority to own, lease and operate its assets, act as general partner of the Partnership, and carry on its business as presently owned or conducted.

                   (c) Buyers have been furnished with access to complete and correct copies of the joint venture agreement of CPC as currently in effect. CPC is a joint venture among Jill Bishop, the Estate of Mark Goodson, Majorie Goodson Cutt 1995 Revocable Trust, Royal E. Blakeman as Trustee for the Shamos Children's Trust, Jonathan Goodson and Carol Boas Goodson with all requisite power and authority to own, lease and operate its assets and carry on its business in all respects as presently owned or conducted. None of the venturers of CPC that do not constitute CPC Related Persons hold or ever held any of the assets, properties, rights or businesses used or useful in the Business or any other interest in the Business except for their respective economic interests in the joint venture.

                   4.2 Authority. (a) Each of the Sellers, the Producer and the Estate has all requisite power and authority to enter into and perform its obligations under this Agreement and under the general assignment and bill of sale and each other assignment to be delivered by it as contemplated by
Section 8.4 and under any Related Agreement to which either Seller, the Producer or the Estate is a party, and to consummate the transactions contemplated herein and therein. This Agreement has, and each of the Related Agreements to which it is a party will upon execution and delivery thereof will have been duly executed and delivered by such Person pursuant to all necessary approvals, including any necessary approval by the general partners and the limited partners of the Partnership or the joint venturers of CPC, and authorizations, and this Agreement is, and each of the Related Agreements to which such Person is a party upon execution and delivery thereof will be, the legal, valid and binding obligation of the Seller or Related Person party thereto enforceable against it in accordance with its terms.

                   (b) Neither the execution and delivery of this Agreement or the Related Agreements by the Sellers, nor the consummation of the transactions contemplated herein and therein, will (i) conflict with, result in a breach of or constitute a default under (A) the agreement of limited partnership or the certificate of limited partnership of the Partnership or the certificate of incorporation and by-laws of Mark Goodson Television Productions, Inc., (B) the joint venture agreement of CPC or the organizational documents for the entities which formed CPC and the relevant order governing the administration of the Estate, or (C) any court or administrative order or process or any agreement or commitment to which either of the Sellers is a party or by which either of the Sellers (or any of the Assets) is subject or bound; (ii) result in the creation of, or give any party the right to create, any lien, charge, encumbrance or other security interest upon any of the Assets; (iii) except as set forth on Schedule 4.2 hereto, terminate, accelerate or modify, or give any third party the right to terminate or modify, the provisions or terms of any contract or agreement or commitment relating to the Business or the Assets to which either of the Sellers (together with its predecessors, constituent partners, joint venturers, Related Persons or Affiliates) is a party or by which either of the Sellers (together with its predecessors, constituent partners, joint venturers, Related Persons or Affiliates), or any of the Assets, is subject or bound; or (iv) except as set forth on Schedule 4.2 hereto, require either of the Sellers (together with their respective predecessors, constituent partners, joint venturers or Affiliates) to obtain any authorization, consent, approval or waiver from, or to make any filing with, any Person, court or public body or authority other than the filings and the expiration or termination of the respective waiting periods under the HSR Act.

                   4.3 Assets. (a) Together, the Sellers have, and at the Final Closing there will be delivered (subject to receipt of the approvals specified in Schedule 4.2 as to the particular Assets specified in such
Schedule 4.2) to Buyers, good and marketable title to, or, to the extent Sellers' interest is limited to a leasehold, valid leasehold interests in, all the Assets free and clear of all Liens, except for (i) the Assumed Liabilities, and (ii) Permitted Encumbrances. The Assets to be sold to Buyers pursuant to this Agreement include all of the assets owned by either Seller or its respective Related Persons necessary for or used in the conduct of the Business in the manner in which it is presently or is contemplated as being or has been conducted by the Sellers (together with their respective Related Persons), and except for assets the absence of which would not interfere in any material respect with the conduct of the Business and except for the Sellers' employees, consultants and other personnel. The Sellers (together with their respective Related Persons) do not own fee title to any real property utilized in connection with the Business.

                   (b) The instruments of sale, conveyance, assignment and transfer executed and delivered by each of the Sellers at the Escrow Closing will effectively vest in Buyers the interest of the Sellers (together with their respective Related Persons) in the Assets subject only to the occurrence of the Final Closing.

                   (c) Except as set forth on Schedule 4.3(c) with respect to real property or personal property leased by the Sellers as lessee that is included in the Assets, there exist no defaults by the Sellers (together with their respective predecessors, constituent partners, joint venturers, Related Persons or Affiliates) or, to the knowledge of the Sellers, by any third party that could materially and adversely affect any of the Assets.

                   4.4 Library Physical Properties. (a) Except as set forth on Schedule 4.4(a), an original negative or master tape of each of the Library Physical Properties (i) has been properly stored, in each case in accordance with standards customarily applied by major theatrical, television and home video distributors, as applicable, in the United States, and (ii) may be used for the purpose of making a first class, fine grain print or broadcast quality master tape and a first class, fine grain or digital or one-inch production master. All masters and duplicate masters of any such original or elements thereof that currently exist are included in the Library Rights and Library Tangible Assets, subject to Sony's rights to certain masters and duplicates pursuant to the Sony Agreement described in Schedule 4.4(a).

                   (b) Other than such Library Physical Properties that do not constitute master materials and which are currently in exhibit or distribution, or in the hands of third parties preparing Library Physical Properties for exhibition or distribution, the Library Physical Properties are stored and maintained directly by Sellers or on their behalf by authorized distributors or licensees in storage or post- production facilities in accordance with recognized industry standards for the use and preservation of such materials.

                   (c) Schedule 4.4(c) sets forth a list, which is true, accurate and complete in all material respects, of the physical location of the Library Physical Properties. There are no restrictions on the right to access or remove such materials except as set forth on Schedule 4.4.

                   4.5 Library Rights. (a) Schedule 4.5(a) sets forth a list of all Library Programs, which is true, accurate and complete. Sellers own, are licensed or otherwise possess the necessary right, title and interest in the Library Rights to permit the Exploitation without restriction, except as expressly set forth herein, for the terms and in the media set forth in

Schedule 4.5(a) (which schedule also includes Third Party Costs with respect to each Library Program and Library Right). Since January 1, 1993 through the date hereof, none of the Library Programs has been canceled or discontinued nor have any Existing Licensees for any territory been changed except as set forth in Schedule 4.5(a).

                   (b) Except as set forth in Schedule 4.5(b), Sellers are the sole and exclusive owners of the Library Programs, and otherwise have the full right to Exploit the Library Programs as set forth in Schedule 4.5(a).

                   (c) Upon the Final Closing, Buyers will own, or be licensed or otherwise possess the necessary right, title and interest in the Library Rights to permit the Exploitation of such Library Rights without restriction, except as expressly set forth herein or in the Network Production Agreement or on Schedules 4.5(c) or Schedule 7.14(c).

                   (d)    (i)     Neither the Library Programs, nor any element
thereof, as they currently exist, nor the Exploitation thereof by Sellers (together with their respective Related Persons), nor the transfer thereof to Buyers, libels, defames, violates the rights of privacy or publicity, or violates any copyright, patent, trademark, common law or other similar right, of any Person or violates any other applicable law. Sellers have not received any notice of infringement or other violation of any of the foregoing rights, except as set forth on Schedule 4.5(d). Sellers have (x) taken all reasonably prudent actions (in accordance with industry custom and practice with respect thereto) necessary to ensure that none of the Library Rights, nor any element thereof, as they currently exist, nor the Exploitation thereof by Sellers (together with their respective Related Persons), nor the transfer thereof to Buyers, libels, defames, violates the rights of privacy or publicity or violates any copyright, patent, trademark, common law or other similar right of any Person or violates any other applicable law, and (y) complied with all requirements of their respective errors and omissions insurance policies necessary to ensure coverage thereunder of any claims of the type described in the preceding clause (x) hereof.

                       (ii) All material contained in the Library Rights is either (A) a wholly original "work made for hire" (as such term is construed under the United States Copyright Law) created by writer(s) duly employed by Sellers or their predecessors and not copied, in whole or in part, from any other work, (B) duly licensed to, or otherwise acquired by, Sellers, (C) in the public domain throughout the world, (D) permitted to be Exploited by Sellers pursuant to the provisions of 17 U.S.C. Section 107, as such provision is construed, for all uses to the full extent of the rights of Sellers (together with their respective Related Persons) with respect thereto or (E) a combination of any of the foregoing.

                   (e) Schedule 4.5(e) sets forth a list of the Library Music Rights. Except as set forth on Schedule 4.5(e), all the Library Music Rights are (i) owned by either Seller and licensed to the American Society of Composers, Authors and Publishers ("ASCAP"), Broadcast Music Inc. ("BMI") or the Society of European Stage Authors and Composers ("SESAC"); (ii) in the public domain throughout the world, or duly licensed to either Seller (with public performance licenses); or (iii) otherwise owned by or licensed to the Sellers.

                   (f) The credits that are contained in the Library Programs are complete and accurate in all material respects and include any information required by section 317 of the Federal Communications Act of 1934 (as amended) to be disclosed to the public. The Library Programs that were produced by Sellers (together with their respective Related Persons), and to Sellers' knowledge, the Library Programs that were produced by a third party, do not omit credit owed to any party or entity entitled to any credit for providing services or rights in connection with the Library Programs. No credit accorded in any Library Program that was produced by Sellers (together with their respective Related Persons), and to Sellers' knowledge, no credit provided in any Library Program that was produced by a third party, is inaccurate, improper or insufficient under any applicable law, contract or otherwise.

                   (g) Where required under the Copyright Law to preserve the copyright in such Library Programs, a valid copyright notice which conforms to the requirements of Copyright

Law relating to the elements, placement and other requirements of such notice appears on each Library Program.

                   (h) The Library Literary Properties include all Literary Properties of any kind on which any of the Library Programs is based.

                   4.6    Copyrights, Etc.  (a)  Except as set forth in
Schedule 4.6(a), (i) the copyrights in the Library Programs (including any Episode or other Program), and except for material in the public domain throughout the world, the elements thereof, the Library Physical Properties, the Library Music Rights and the Library Literary Properties (including any Bible) (the "Copyrights") that are, in each case, owned or controlled by a Seller (together with its Related Persons) are valid, existing, unexpired and enforceable in the United States and all countries party to the Universal Copyright Convention or the Berne Convention; and (ii) none of the Copyrights owned by a Seller (together with its Related Persons) is in the public domain in the United States or, to the knowledge of Sellers, any country party to the Universal Copyright Convention or the Berne Convention. Sellers have received no notice to the effect that the validity of any Copyright is contested.

                   (b)    A registration for each Copyright set forth in
Schedule 4.6(b) has been properly issued by the United States Copyright Office in either of the Sellers' names or in the name set forth on Schedule 4.6(b) (and are owned in each case by the Partnership). The application to register each Copyright listed in Schedule 4.6(b) was duly and properly filed in the United States Copyright Office, and required materials have been deposited with the Library of Congress and the United States Copyright Office. Schedule 4.6(b) sets forth the registered title, registration number and registration date for each such registered Copyright.

                   4.7 Marks. (a) Schedule 4.7(a) lists (i) all Marks owned by a Seller (together with its Related Persons), whether or not in its own name, including, where applicable, the registration number and date for each Mark for which a registration has been issued by, or the application number and date for each Mark for which an application for registration is pending in, the United States Patent and Trademark Office or other similar office in any foreign jurisdiction, and (ii) all Marks to which a Seller (together with its Related Persons) has been granted a license to use. The information relating to the Marks presented in Schedule 4.7(a) is true, accurate and complete. The Sellers have all right, title and interest in and
to the Marks listed in Schedule 4.7(a), other than the Mark "Goodson."   Each
Mark that is necessary or useful to the conduct of the Business is valid, subsisting, unexpired, enforceable and has not been abandoned. Each application for the federal registration in the United States of a Mark (including, without limitation, any renewals thereof) has been duly and properly filed, and each registration has been properly issued. Each of the Sellers has all licenses or other rights to use all Marks necessary for the conduct of the Business as presently conducted or contemplated by Sellers to be conducted.

                   (b) Except as set forth on Schedule 4.7(b), there are no Liens, administrative or other proceedings or lawsuits, whether pending or, to Sellers' knowledge, threatened, involving or against any of the Marks, and Buyers shall have the same rights in and to the Marks used in connection with the Business as the Sellers (together with their respective Related Persons) have on the date of this Agreement and shall be able to use and exploit the Marks to the full extent provided by applicable law for the term and throughout the territories set forth in Schedule 4.7(a), without any material restriction on such use or exploitation. No holding, decision or judgment has been rendered by any governmental authority which would limit, cancel or question the validity of any Mark. No action or proceeding is pending seeking to limit, cancel or question the validity of any Mark.

                   (c) Except as set forth on Schedule 4.7(c), none of the Marks used in the conduct of the Business, any element thereof as they currently exist, or the exploitation thereof by Sellers (together with their respective predecessors, constituent partners, joint venturers, Related Persons or Affiliates), or the transfer thereof to Buyers, libels, defames, violates the rights of privacy or publicity, or violates any trademark or service mark, common law or other similar right of any Person or violates any other applicable law. Sellers have not received any notice relating to any claim thereof.

                   (d) To Sellers' knowledge, except as set forth on Schedule 4.7(d), there are no Marks that conflict with or infringe on the Marks used in the conduct of the Business, third party claims against such Marks, or potential infringements against such Marks.

                   (e)    To Sellers' knowledge, except as set forth on
Schedule 4.7(e), no other Person uses, has the right to use or claims the right to use the Marks "Mark Goodson", "Mark Goodson Company", "Mark Goodson Productions" or any combination or derivation thereof, and no other Person uses or claims the right to use the Mark "Goodson," in each case in connection with the Business or the entertainment industry.

                   (f) Subject to the immediately succeeding sentence, the Sellers have taken all reasonably necessary steps to secure, protect and maintain the Marks (other than the Mark "Goodson") in the United States and have disclosed to Buyers in a Schedule hereto all infringements or potential infringements, known to Sellers, against the Marks outside the United States. The Buyers acknowledge that the Sellers have not registered the Marks "Mark Goodson", "Mark Goodson Company", "Goodson" and "Mark Goodson Productions".

                   (g) Except as set forth in Schedule 4.7(g), there are no third party licensees of the Marks used in the conduct of the Business.

                   4.8 Financial Information. The Sellers have furnished to Buyers (with respect to the combined Business and net assets of the Sellers) in each case including the applicable notes and schedules (i) the combined statements of operating income and cash flows of the Sellers for the years ended December 31, 1994, 1993 and 1992, audited by Coopers & Lybrand, L.L.P.
(ii) the unaudited combined statements of operating income and cash flows for the six months ended June 30, 1995 and 1994, which have been reviewed by Coopers & Lybrand L.L.P., (iii) the combined statements of net assets at December 31, 1994 and 1993 audited by Coopers & Lybrand, L.L.P., and (iv) the unaudited combined statements of net assets as at June 30, 1995, which has been reviewed by Coopers & Lybrand L.L.P. The foregoing statements and applicable notes, hereinafter referred to as the "Financial Statements", have been prepared by Seller's management from the books and records of the Seller in accordance with GAAP, accurately reflect in all material respects and fairly present the operating income of the combined Business and net assets, excluding in any event the operations of the Lottery Business and the Sony Game Show Channel and of any other Excluded Assets or Non-Assumed Liabilities, and the financial position, excluding the Lottery Business and the Sony Game Show Channel and any other Excluded Assets or Non-Assumed Liabilities, of the Sellers for the periods and as of the dates set forth above.

                   4.9 Undisclosed Liabilities. Neither Seller (together, insofar as it relates to the Business, with its predecessors, constituent partners, joint venturers, Related Persons or Affiliates) has any debts, obligations or liabilities, whether known or unknown, accrued, absolute, contingent or otherwise, that are not specifically reflected or provided for in the Financial Statements or in the Schedules hereto except those debts, liabilities and obligations arising after June 30, 1995 which (a) (i) were incurred in the ordinary course of the Business as set forth on the Estimated Net Current Assets calculation, in each case in accordance with prior practice or are part of the Non-Assumed Liabilities, and
(ii) could not individually or in the aggregate have a material adverse effect on the Business or (b) are reflected on Schedule 4.9.

                   4.10 Accounts Receivable. The accounts receivable of Sellers reflected in the Financial Statements and the Accounts Receivable of Sellers reflected in the Estimated Adjusted Net Current Assets or the Closing Adjusted Net Current Assets, as the case may be (the accounts receivable, together with the Accounts Receivable, shall be referred to for the purposes of this Section 4.10 only as the "Accounts Receivable") as of the date thereof and all the Accounts Receivable arising after such date are valid and arose from bona fide transactions in the ordinary course of the Business and have been recorded in accordance with historical revenue recognition policy. No Account Receivable has been assigned or pledged to any other Person except to Buyers pursuant to this Agreement. All Accounts Receivable (net of reserves reflected in the Estimated Adjusted Net Current Assets) are or are reasonably expected to be collectable in the ordinary course of the Business.

                   4.11 Absence of Certain Changes or Events. Since December 31, 1994, except as set forth on Schedule 4.11 there has not been: (a) any material adverse change affecting the assets, liabilities, condition (financial or otherwise), results of operations, or prospects of the Business; (b) any damage, destruction or casualty loss not covered by insurance materially and adversely affecting the Business, taken as a whole; (c) any entry into any material agreement, commitment or transaction (including, without limitation, any capital expenditure, but excluding any of the foregoing related to any Excluded Asset which will not have any adverse effect on the transactions contemplated hereby) by either of the Sellers (together, insofar as it relates to the Business, with its predecessors, constituent partners, joint venturers, Related Persons or Affiliates), except agreements, commitments or transactions in the ordinary course of business (none of which are or will be individually, or collectively, material) or as permitted by this Agreement; or (d) any change in the Sellers' accounting methods, principles or practices.

                   4.12  Contracts.

                   (a) Schedule 4.12(a) hereto lists or describes, and Buyers have been furnished access to true and accurate copies (together with any amendments, modifications, supplements or waivers) of, all contracts to which either of the Sellers

(together with their respective Related Persons) is a party as of the date hereof with respect to the Business and the Assets (other than contracts solely relating to the Excluded Assets) which are to be assumed by Buyers, and which
(A) obligate such Seller (or other Person) to pay more than $10,000 in any year; (B) are agreements providing for the guarantee of the obligations of any party (other than the Sellers), in each case in excess of $10,000; (C) are distributorship, sales agency, marketing or other agreements providing for the Exploitation of the Library Rights or the Library Physical Properties, including any Library Agreement; (D) are contracts to be performed over a period ending later than one year after the date hereof and cancelable only upon more than 90 days' notice without material penalty; (E) are contracts limiting the freedom of such Seller (together with its Related Persons) to engage in any line of business; (F) are leases of real property; or (G) are contracts relating to the licensing of any Mark, by or to either of the Sellers (together with its Related Persons) (the contracts in (A) through (G), collectively, the "Contracts".

                   (b) With respect to all such Contracts, neither the Seller (together with its predecessors, constituent partners, joint venturers, Related Persons or Affiliates) party thereto nor, to the knowledge of such Seller and, except for the Contracts specified on Schedule 4.12(b) hereto, any other party to any such Contract is in breach thereof or default thereunder and, except for the Contracts specified on Schedule 4.12(b) hereto, there does not exist under any such Contract any event which, with the giving of notice or the lapse of time, would constitute such a breach or default, except for such breaches, defaults and events as to which requisite waivers or consents have been obtained or which would not, in the aggregate, have a materially adverse effect on the Business, taken as a whole. Except as separately identified on Schedule 4.12(b), no approval or consent of, or notice to or filing with, any Person is needed under the terms of such Contract in order that the Contracts described in this Section 4.12(b) continue in full force and effect (without giving any contractual party the right to modify, accelerate or terminate) following the consummation of the transactions contemplated by this Agreement.

                   (c) The Library Agreements listed in Schedule 4.12(a) constitute (i) all contracts in effect as of the date hereof, whether written or oral, with writers, directors, producers, actors, artists, animators, voice talent or other parties relating to the Exploitation of any of the Library Programs or other Library Rights, whether as licensor, licensee, grantor or grantee or otherwise, relating to the Business, to which either Seller (together with its Related Persons) is a party; and (ii) all contracts in effect as of the date hereof concerning the licensing, exhibition or other Exploitation of the Library Programs or other Library Rights or the Library Physical Properties, whether as licensor, licensee, distributor, grantor or grantee or otherwise, relating to the Business, to which either Seller (together with its Related Persons) is a party.

                   (d) Each Contract has been duly executed and delivered by the Seller party thereto (except in the case of oral contracts), is in full force and effect and is valid, binding and enforceable in accordance with its terms against the Seller party thereto and, to Seller's knowledge and, except for the Contracts specified on Schedule 4.12(d) hereto, and assuming the due authorization and execution of such Contract by the other party thereto, any other party thereto. Without limiting the generality of the foregoing, (i) all minimum and other payments required to be made or received by Sellers (together with their respective Related Persons) or which are necessary to extend the term of any Contract have been fully made or received and all options and renewal rights have been duly exercised by Sellers, (ii) all sublicenses and other material actions required to be approved by any Person have been approved by such Person and all material reports required to be provided to such Persons have been timely provided, and (iii) to Sellers' knowledge, and except for the Contracts specified on Schedule 4.12(d), there are no material disputes between the Sellers (together with their respective Related Persons), on the one hand, and any licensor or licensee, on the other hand.

                   (e) Except for the Contracts specified on Schedule 4.12(e), neither the execution and delivery of this Agreement or any Related Agreement nor the consummation of the transactions contemplated hereby or thereby, will violate, result in a breach of any of the terms or provisions of, constitute a material default (or any event that, with the giving of notice or the passage of time or both, would constitute a default) under, result in any right of termination under, increase any material amounts payable under, or conflict with any Contract, including the Sony Agreement and the CBS Network License. The Assets and the Business constitute substantially all of the assets of the Partnership. No amounts are owed by the Sellers or any of their respective Related Persons under the CBS Transfer Agreement.

                    (f) Notwithstanding the other provisions of this Section 4.12, neither the Partnership nor CPC nor any of their respective Affiliates makes any representations or warranties pursuant to this Section 4.12 or
Section 4.2(b)(iii) or (iv) with respect to Contracts between either Seller and Fremantle International, Inc. or AACI (or their respective Affiliates), or any sublicenses by Fremantle International, Inc. pursuant to its contract with the Partnership.

                   4.13  Litigation.  Except as set forth on Schedule 4.13 or
Schedule 4.5(d), as of the date hereof there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of either of the Sellers, threatened against or relating to the Assets or the Business at law or in equity before any court, arbitrator, mediator, administrator or governmental or regulatory authority or body, domestic or foreign. As of the date hereof, there is no significant possibility of a determination including, without limitation, with respect to the matters listed on Schedule 4.13 or any other suit, claim, action, proceeding or investigation brought prior to the date hereof (whether or not now pending), which would reasonably be expected to (a) have a materially adverse effect on the Assets or the Business, taken as a whole, or (b) prevent or delay the transactions contemplated in this Agreement. As of the date hereof, neither the Partnership, CPC nor any of their respective predecessors, constituent partners, joint venturers, Related Persons or Affiliates is subject to any outstanding judgment, stipulations, order, writ, injunction or decree affecting the Assets or the Business.

                   4.14 Taxes. All Federal, state, local, foreign and other tax returns and reports required to be filed by the Sellers (together with their respective predecessors, constituent partners, joint venturers, Related Persons or Affiliates) in connection with the Business or the Assets have been duly filed by Sellers and all Taxes owed in connection with the business of the Sellers (together with their respective predecessors, constituent partners, joint venturers, Related Persons or Affiliates) or the Business or the Assets have been paid by Sellers. Each of CPC and the Partnership is properly characterized as a partnership for federal income tax purposes. Except as provided on Schedule 4.14 with respect to withholding in Canada on certain distribution contracts identified on such Schedule and under certain of the contracts referenced in

Section 4.12(f), all payments received or receivable under any of the Contracts being assumed by Buyers are payable to Buyers free of the withholding of any Taxes. All Taxes which either Seller (together with its predecessors, constituent partners, joint venturers, Related Persons or Affiliates) is or was required by law to withhold, to deposit or to collect in connection with amounts paid or owing to any employee, independent contractor, creditor. stockholder or other third party have been duly withheld, deposited or collected and, to the extent required, have been paid to the relevant taxing authority. There are no Liens for Taxes upon the Assets other than Liens for Taxes not yet due and payable. No Tax is required to be withheld pursuant to section 1445 of the Code as a result of the transfers contemplated by this Agreement.

                   4.15 Compliance with Law. The Sellers (together with their respective predecessors, constituent partners, joint venturers, Related Persons or Affiliates) have conducted, and are now conducting, the Business substantially in compliance with all applicable laws, rules, regulations and court or administrative orders and processes, domestic or foreign, except for violations, if any, which singly, or in the aggregate, do not, and are not reasonably likely to, have a material adverse effect on the Business, taken as a whole.

                   4.16 ERISA. As a result of the consummation of the transactions contemplated herein (including, without limitation, the execution by AAG of certain assumption agreements as set forth in Section 9.4(b)), (a) neither Buyers nor AACI nor AAG nor Interpublic Sub shall become an "employer" as defined in Section 3(5) of ERISA with respect to any plans subject to Title IV of ERISA (the "Plans"), (b) neither Buyers nor AACI nor AAG nor Interpublic Sub shall become subject to any provision of the collective bargaining agreements pursuant to which contributions are made to any Plans (other than the obligations expressly assumed by AAG as set forth in section 9.4(b)) and (c) neither the Sellers nor Buyers nor AACI (nor AAG) nor Interpublic Sub shall be liable for any withdrawal or other liability under Title IV of ERISA with respect to any Plans.

                   4.17 Third Party Costs. (a) All Third Party Costs payable that have been or should be accrued have been paid in full or accrued in accordance with GAAP by Sellers in their books and records and are reflected on the Financial Statements and will be reflected in the Estimated Adjusted Net Current Assets and in the Closing Adjusted Net Current Assets. Sellers have paid or accrued on the appropriate books and records all amounts that are due and payable (and all amounts that have accrued but are not yet payable) under all applicable collective bargaining agreements with any union or guild or otherwise by reason of any past or current television re-runs or theatrical, home video, television or other exhibitions or Exploitation of any of the Library Rights.

                   (b) Schedule 4.17(b) lists (i) each guild, union or other collective bargaining agreement (true, accurate and complete copies of which have been furnished to Buyers to the extent reasonably available to Sellers), including any outstanding obligations for residuals or otherwise under such agreements ("Guild Encumbrances") to which either Seller (together with its predecessors, constituents partners, joint venturers, Related Persons or Affiliates) is a party which is applicable to the Exploitation of any Library Rights by the Sellers (together with their respective predecessors, constituents partners, joint venturers, Related Persons or Affiliates) and (ii) a list of all union, collective bargaining and guild agreements to which either Seller (together with its predecessors, constituents partners, joint venturers, Related Persons or Affiliates) is a party or relating to, or that may restrict in any way, the right to Exploit any Library Rights. There are no claims or foreclosures under any Guild Encumbrance.

                   4.18 Brokers. Other than Lazard Freres & Co. L.L.C. ("Lazard"), the fees and expenses of which shall be paid by the Sellers, there is no broker, finder, investment banker or other similar intermediary which has been retained by or is authorized to act on behalf of the Sellers (together with their respective predecessors, constituents partners, joint venturers, Related Persons or Affiliates) who might be entitled to any fee or commission from Buyers or any of their Affiliates upon consummation of the transactions contemplated by this Agreement. In connection therewith, Sellers have delivered to Buyers the letter specified in Section 8.4(a)(ix).

                   4.19 The Price Is Right Budget. Sellers have delivered the budget for the 1995/1996 season of "The Price Is Right" on the CBS Network.
The budget has been reasonably prepared in good faith and on bases reflecting the best current available estimates and judgments of the management of Sellers, including assumptions as to the continued payment or reimbursement by the CBS Network of allotted prize overages, promotional costs and other "below the line" costs but, except as specifically identified therein, without overhead or contingency costs. The budget does not and shall not exceed $3,229,000 for balance of the 1995/1996 production year commencing with the Escrow Closing Date.

                   4.20 Reorganization. Sellers have taken all necessary actions to ensure that good and marketable title to (i) all of the assets related to the Business previously held or owned by any of the entities specified on Schedule 4.20, including any predecessor, constituent partner, joint venturer, Related Persons or Affiliate of either Seller, or any entity which has ever held or owned any rights with respect to the Assets or the Business and (ii) all of the Assets have been transferred to the Partnership or CPC prior to the Closing. Without limiting the generality of the foregoing, the Assets transferred to Buyers include all rights under Contracts entered into by predecessors or Partnership Related Persons (whether purported to have been entered into prior or subsequent to the reorganization). None of such transfers is subject to a claim or challenge (x) as to the validity of such transfer or (y) which would result, if successful, in the creation of a Lien against any of the Assets. Such entities represent all of such Persons who held any assets used or useful in the Business immediately prior to such transfer.

                   4.21 Disclosure. No representation or warranty by the Sellers in this Agreement nor any of the Related Agreements, nor any certificate, schedule, document or instrument delivered or to be delivered to Buyers pursuant hereto or thereto contains or will contain an untrue statement of any material fact or omits or will omit to state any material fact required to be stated herein or therein or necessary to make the statements contained herein or therein not false or misleading.

                   4.22 Third Party Proposals. Neither Seller nor any of their respective Affiliates, venturers, officers, directors, employees, representatives or agents are engaged in any existing activities, discussions or negotiations with any third party or entity with respect to a Purchase Proposal.

                   4.23 Investment Representation. The Partnership represents and warrants as to itself, the Representative and the Persons set forth on
Schedule 3.5 (on behalf of itself and each of the foregoing Persons) that each such Person is taking Interpublic Common Stock for investment only and not with a view towards distribution in violation of the Act. It is understood that the Put Agreement and the shares constituting the Stock Portion of the Purchase Price (or the right to receive such shares) will be assigned initially to the Persons set forth on Schedule 3.5 and thereafter to Lazard Freres & Co., L.L.C. promptly following the Final Closing and the Partnership represents and warrants that each of the foregoing assignments is in compliance with the Act and any applicable state securities laws and will not require registration of such shares under the Act or such state securities laws. Schedule 3.5 is a true, accurate and complete list setting forth the name, type of entity and, in the case of any Person other than a corporation, the beneficial owner who will be the assignee of the shares (or the right to receive the shares) of the Stock Portion of the Purchase Price prior to the assignment of the foregoing shares or right to Lazard.

                   4.24 Sony Agreement and Sony Lien. The grant of the security interest to Sony in respect of the collateral described in the Sony Lien and the exercise by Sony of any its rights or remedies in respect of such collateral does not presently and shall not upon exercise prevent, hinder, impair, infringe or otherwise adversely affect the Buyers' ability to Exploit the Assets, subject only to the restrictions set forth in Schedule 7.14.
Except as set forth on Attachment 2 to Schedules 2.1(a) and 2.1(b) and Schedule 7.14, Sellers are not in breach of the Sony Agreement and have fully performed all obligations required to be performed by Sellers prior to the expiration of the Sony Agreement (including obtaining and fully paying for all clearances (including talent consents) required to be obtained in connection therewith) and, upon the Company's assumption of the Sony Agreement in the Assumption, the Company will have no liability to Sony for any act or omission prior to the Final Closing. Sellers represent and warrant that as of the date hereof, they have received license and reimbursement payments in the aggregate amount of $2,500,000 pursuant to the Sony Agreement.

                   4.25 The Representative. Each Buyer shall be entitled to rely on the Partnership's instruction to direct the Cash Portion and the Stock Portion, respectively, of the Purchase Price to the Representative, and neither Buyer shall have any obligation with respect to the liquidation of the Partnership or distribution of its assets. The instruction by the Partnership to direct the Purchase Price to the Representative constitutes a representation that such liquidation or distribution has occurred.

                                   ARTICLE 5

             REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND AACI

                   The Company and AACI each represents and warrants to the Sellers as follows:

                   5.1 Organization. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of New York with the power and authority to own its properties and carry on its business in all material respects as presently owned or conducted. Each of AACI and AAG is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation with all requisite corporate power and authority to own its properties and carry on its business in all material respects as presently owned or conducted.

                   5.2 Authority. (a) Each of the Company, AACI and AAG has all requisite power and authority to enter into and perform its obligations under this Agreement and the Related Agreements to which it is a party, and to consummate the transactions contemplated herein and such Related Agreements. This Agreement has, and each of the Related Agreements to which the Company, AACI or AAG is a party will, upon execution and delivery thereof, have been duly executed and delivered by each of the Company, AACI or AAG pursuant to all necessary authorization, and this Agreement is, and each of such Related Agreements upon execution and delivery thereof will be, the legal, valid and binding obligation of the Company, AACI or AAG as the case may be, enforceable against it in accordance with its terms. The Assumption, upon execution and delivery thereof, will be duly executed and delivered by the Company and will be the legal, valid and binding obligation of the Company in accordance with its terms.

                   (b) Neither the execution and delivery of this Agreement or the Related Agreements by the Company, AACI or AAG to the extent that it is a party hereto or thereto, nor the Assumption by the Company, nor the consummation of the transactions contemplated herein or therein or in the Assumption will (i) conflict with, result in a breach of or constitute a default under (A) the organizational documents of the Company, AACI or AAG, or
(B) any court or administrative order or process or any material agreement or commitment to which the Company, AACI or AAG is a party or by which it (or any of its properties or assets) is subject or bound; (ii) terminate or modify, or give any third party the right to terminate or modify, the provisions or terms of any material agreement or commitment to which the Company, AACI or AAG is a party or by which it (or any of its properties or assets) is subject or bound; or (iii) except as set forth on Schedule 5.2 hereto, require the Company, AACI or AAG to obtain any authorization, consent, approval or waiver from, or to make any filing with, any Person, court or public body or authority other than the filings and the expiration or termination of the respective waiting periods under the HSR Act.





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
                   5.3 Brokers. There is no broker, finder, investment banker or other similar intermediary which has been retained or is authorized to act on behalf of the Company or AACI (and its Affiliates) who might be entitled to any fee or commission from the Sellers upon consummation of the transactions contemplated by this Agreement.

                   5.4 Litigation. As of the date hereof, there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against or relating to the Company or AACI (and its Affiliates) before any court, arbitrator, mediator, administrator or governmental or regulatory authority or body, domestic or foreign, with respect to which there is a substantial possibility of a determination which would prevent or delay the transactions contemplated in this Agreement; and as of the date hereof the Company, AACI or AAG are not subject to any outstanding judgment, stipulation, order, writ, injunction or decree which would prevent or delay the transactions contemplated in this Agreement.

                   5.5 Standby Letter of Credit. On the Escrow Closing Date the Company and AACI shall have delivered into escrow pursuant to the Escrow Agreement the duly executed Standby Letter of Credit in respect of the Cash Portion of the Purchase Price subject to reduction pursuant to the express terms hereof.

                                   ARTICLE 6

                 REPRESENTATIONS AND WARRANTIES OF INTERPUBLIC

                   Interpublic represents and warrants to the Sellers as follows:

                   6.1 Organization of Interpublic and Interpublic Sub. Interpublic is a corporation organized, validly existing and in good standing under the laws of Delaware with all necessary corporate power and authority to own its properties and carry on its business in all material respects as presently owned or conducted. As of the Escrow Closing Interpublic Sub will be a wholly owned subsidiary of Interpublic. Prior to the Escrow Closing Sellers will be furnished with access to complete and correct copies of the organizational documents of Interpublic Sub. All consents which are required for Interpublic Sub to enter into the transactions contemplated in this Agreement, the Network License Agreement and the Network Production Agreement will be obtained prior to the Final Closing.

                   6.2 Authority. (a) Interpublic has all requisite power and authority to enter into and perform its obligations under this Agreement and the Related Agreements to which it is a party, and to consummate the transactions contemplated herein and therein. As of the Final Closing Interpublic Sub will have all requisite power and authority to enter into and perform its obligations under the Network Production Agreement and the Network License Agreement and to consummate the transactions contemplated thereby. This Agreement has, and the Network License Agreement, the Network Production Agreement and the Put Agreement will, upon execution and delivery thereof, have been duly executed and delivered by Interpublic pursuant to all necessary authorization, and this Agreement is, and the Network License Agreement, the Network Production Agreement and the Put Agreement upon execution and delivery thereof will be the legal, valid and binding obligations of Interpublic or Interpublic Sub party thereto enforceable against it in accordance with its terms.

                   (b) Neither the execution and delivery of this Agreement and the Related Agreements to which Interpublic or Interpublic Sub is a party, nor the consummation of the transactions contemplated herein or therein will
(i) conflict with, result in a breach of or constitute a default under (A) its certificate of incorporation or by laws, or (B) any court or administrative order or process or any material agreement or commitment to which Interpublic is a party or by which it (or any of its properties or assets) is subject or bound; (ii) terminate or modify, or give any third party the right to terminate or modify, the provisions or terms of any material agreement or commitment to which Interpublic is a party or by which it (or any of its properties or assets) is subject or bound; or (iii) require Interpublic or Interpublic Sub to obtain any authorization, consent, approval or waiver from, or to make any filing with, any Person, court or public body or authority other than the filings and the expiration or termination of the respective waiting periods under the HSR Act.

                   6.3 Brokers. There is no broker, finder, investment banker or other similar intermediary which has been retained or is authorized to act on behalf of Interpublic or Interpublic Sub who might be entitled to any fee or commission from the Sellers upon consummation of the transactions contemplated by this Agreement.

                   6.4 Litigation. As of the date hereof, there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of Interpublic, threatened against or relating to Interpublic or any of its subsidiaries before any court, arbitrator, mediator, administrator or governmental or regulatory authority or body, domestic or foreign, with respect to which there is a substantial possibility of a determination which would prevent or delay the transactions contemplated in this Agreement; and as of the date hereof, neither Interpublic nor Interpublic Sub is subject to any outstanding judgment, stipulation, order, writ, injunction or decree which would prevent or delay the transactions contemplated in this Agreement.

                   6.5 Interpublic Common Stock. The Interpublic Common Stock to be issued and delivered in accordance with the provisions hereof has been duly authorized, will be validly issued, fully paid and non-assessable upon delivery to Representative in accordance herewith, and will be delivered by

Interpublic free and clear of all Liens other than Liens created or consented to by Sellers or the holders thereof.

                                   ARTICLE 7

                                   COVENANTS

                   7.1 Conduct of the Business. Except as expressly permitted or contemplated by this Agreement until the Final Closing, unless Buyers shall otherwise agree in writing, each Seller shall conduct the Business in the ordinary and usual course of business and consistent with past practice and use its reasonable best efforts to preserve intact its business organization and goodwill, and preserve the goodwill and business relationships with suppliers, distributors, customers, licensors, licensees and others having business relationships with such Seller. Without limiting the generality of the foregoing, each of the Sellers (on behalf of itself and their respective Related Persons) agree that, except as contemplated in this Agreement or with prior written consent of Buyers:

                   (a)    each of the Sellers shall prior to the Final Closing:

                   (i)    except as prohibited by Section 7.1(b),
conduct its business and operations, including (without limitation) the maintenance of books, accounts and records, only in the usual and ordinary course of business and consistent with past custom and practice;

                         (ii)   use its reasonable best efforts to keep in
full force and effect or timely renew all governmental licenses and permits relating to the Business;

                        (iii) notify Buyers of any emergency or other change in the normal course of its business or in the operation of its properties and of any Tax audits, Tax claims, governmental or third party complaints, investigations or hearings (or communications indicating that the same may be contemplated);

                         (iv)   maintain its tangible assets in customary
repair, order and condition, replace in accordance with past practice its inoperable, worn out or obsolete assets with assets of quality at least comparable to the original quality of the assets being replaced;

                          (v)   maintain and preserve in full force and
effect the existence of, and its ownership of or other rights to, all Assets, and not waive any material license or other right with respect thereto;

                   (b)    each of the Sellers shall not:

                          (i)     sell, transfer, hypothecate or pledge, any
Asset material to the Business or which has a value in excess of $10,000;

                         (ii)     lease or license any Assets or interests
therein, outside the ordinary course of business;

                        (iii) except as set forth on Schedule 7.1(b), enter into, amend, terminate, renew (or in the event that Buyers request that a contract or transaction be renewed, fail to use its reasonable best efforts to renew, provided that, Sellers shall not be obligated to renew any contract with AACI or any of its affiliates or licensees prior to the Final Closing solely by reason of this Agreement or the Related Agreements) or renegotiate any contract, or transaction, in each case which is not in the usual and ordinary course of the Business or that is material (whether or not in the ordinary course of business);

                         (iv)    make any capital expenditure or commit itself
to make any capital expenditure in excess of $10,000 in the aggregate except in accordance with the 1995/1996 Price Is Right Production Budget approved by the Buyers;

                          (v)    make any change in its accounting practices;

                         (vi)    fail to comply in any material respect with
any laws and contract obligations applicable to it or to the conduct of the Business and to pay all applicable Taxes when due;

                        (vii) waive, modify, amend, release, settle or terminate any rights, debts or claims of substantial value, including infringement claims (all of which infringement claims shall accrue to the benefit of Buyers);

                       (viii) incur any indebtedness for borrowed money or issue any debt securities, guarantees, indemnities or similar obligations;

                         (ix)   whether prior to or after the Final Closing,
adopt a plan of complete or partial liquidation (other than, in the case of the Partnership, a plan of liquidation





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consistent with the provisions hereof but not effective prior to the Final
Closing), dissolution, merger, consolidation, restructuring, recapitalization or reorganization it being acknowledged by the Buyers, however, that the Partnership intends to distribute the right to receive the Purchase Price immediately subsequent to the Final Closing;

                          (x)   fail to pay any obligation relating to the
Business upon its becoming due, consistent with the past practices of the Business, except if and to the extent that such obligation is subject to a bona fide dispute, in which event the detailed circumstances of such failure to pay shall be promptly related in a notice to Buyers; and

                   (c) neither Seller (on behalf of itself and its respective Related Persons) shall take any action, including authorizing or entering into a contract, that could reasonably be expected to prevent any of the events referred to in Section 7.1(a) or result in any of the events referred to in
Section 7.1(b).

                   7.2 Access to Information. (a) During the period from the date of this Agreement to the Final Closing, each Seller will, during regular business hours and on reasonable prior notice, allow Buyers and AACI and their respective authorized representatives such reasonable access to employees, books, records, offices and other facilities and properties of the Sellers (together with their respective Related Persons) related to the Business as Buyers and AACI deem appropriate in





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
the circumstances, provided that any such access shall not unreasonably interfere with the businesses or operations of the Sellers.

                   (b) Any non-public information provided to or obtained by Buyers or AACI pursuant to paragraph (a) above, or otherwise in connection with this Agreement, shall be "Evaluation Material" under the Confidentiality Agreement, and shall be held by Buyers in accordance with and be subject to the terms of the Confidentiality Agreement until the Escrow Closing.

                   7.3 Filings, Authorizations and Consents. Each of the Sellers and each of Buyers, within five Business Days after the date hereof, shall (i) file or supply, or cause to be filed or supplied, at their own expense, all notifications and information required to be filed or supplied by such Seller or Buyer pursuant to the HSR Act in connection with the sale and transfer of the Assets pursuant to this Agreement; and (ii) request early termination of the waiting period under the HSR Act. Each of the Sellers and each of Buyers, as promptly as practicable, shall (i) make, or cause to be made, all such other filings and submissions under laws, rules and regulations applicable to such Seller or Buyer, as may be required for it to consummate the transfer of the Assets in accordance with the terms of this Agreement; (ii) use its reasonable best efforts to obtain, or cause to obtain, all authorizations, approvals, consents and waivers from all persons and governmental authorities necessary to be obtained by it, or its subsidiaries





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
or Affiliates (including, in the case of Sellers, their respective predecessors, constituent partners and joint venturers), in order for it so to consummate such transfer and for the preservation of all of its contracts, licenses and other rights which may be affected by such transfer; and (iii) use its reasonable best efforts to take, or cause to be taken, all other actions necessary, proper or advisable in order for it to fulfill its obligations hereunder. In addition, the Sellers shall use their reasonable best efforts to obtain (and Buyers will reasonably cooperate in order to obtain) the consent of the American Federation of Television and Radio Artists and the Directors Guild of America, Inc., as applicable, to such changes in the form of assumption agreements to be executed by AAG as set forth in Section 9.4(b) as may be deemed necessary or desirable by Buyers. The Sellers and Buyers shall coordinate and cooperate with one another in exchanging such information and supplying such reasonable assistance as may be reasonably requested by each of the other in connection with obtaining governmental or regulatory authorizations, approvals, consents and waivers.

                   7.4 Employees, Etc. (a) Neither any Buyer nor AACI shall be required to hire or offer employment to any employee of either Seller or any of its predecessors, constituent partners, joint venturers or Affiliates or to engage any consultant or independent contractor of either Seller or any of their respective predecessors, constituent partners, joint venturers or Affiliates and neither any Buyer nor AACI will be





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
responsible or liable for any employment, consultant or independent contractor arrangements or agreements entered into by either Seller or any of their respective predecessors, constituent partners, joint venturers or Affiliates, whether written or oral, or with individuals or any unions or guilds, or for any salaries, severance pay, vacation accruals, medical benefits, pension or retirement benefits or any other benefits, compensation or remuneration owed current or future employees, consultants or contractors (including, without limitation, performers, actors, musicians, hosts, writers, directors, producers or other persons employed in the Exploitation of the Library Programs or other Library Rights) of either Seller or any of their respective predecessors, constituent partners, joint venturers or Affiliates at any time (other than the obligations expressly assumed by AAG as set forth in Section 9.4(b)). However, nothing contained herein shall be deemed to preclude Buyers or any of their Affiliates from hiring or offering employment to employees of either Seller or any of their respective predecessors, constituent partners, joint venturers or Affiliates or engaging consultants or independent contractors of either Seller or any of their respective predecessors, constituent partners, joint venturers or Affiliates.

                   (b) With respect to all employees of either Seller (together with their respective predecessors, constituent partners, joint venturers and Affiliates), Buyers shall have no responsibility to comply with WARN as to such employees of





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Sellers and Sellers shall hold Buyers harmless with respect to any claim incurred or arising under WARN relating to such employees of Sellers.

                   7.5 No Shop. Unless and until this Agreement is terminated in accordance with Section 11.1 hereof, Sellers and the Estate agree that neither of them nor any of their predecessors, constituent partners or corporate Affiliates, shall, and each of Seller and the Estate will use its reasonable best efforts to cause its officers, directors, executors, employees, representatives and agents not to directly or indirectly initiate or solicit any inquiries or the making of any proposal with respect to any purchase of all or any significant portion of the Business or the Assets (a "Purchase Proposal") or engage in discussions or negotiations with, or provide any non-public information to or otherwise cooperate with, or enter into any agreement with or grant any option to, any third party or entity relating to a Purchase Proposal. Sellers and the Estate will notify Buyers immediately if any Purchase Proposals are received by, any information is requested from, or any negotiations or discussions are sought to be initiated or continued with either Seller or the Estate or, to Sellers' knowledge, any other Person identified in this Section.

                   7.6 Notice to Escrow Agent. Each of the Sellers, the Company and Interpublic agrees to promptly execute joint instructions (in one or several counterparts) pursuant to the Escrow Agreement to the Escrow Agent to such effect in the event





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
that each condition precedent under Articles 8 or 9 of this Agreement to their respective obligations to consummate the transactions contemplated hereby at the Final Closing have been satisfied or waived. In the event that this Agreement is terminated pursuant to the terms hereof, each of such parties agrees to promptly execute joint instructions (in one or several counterparts) pursuant to the Escrow Agreement to the Escrow Agent to such effect.

                   7.7 Notice of Events. During the period from the date of this Agreement to the Final Closing Date, the Sellers shall give prompt notice to Buyers and AACI, and Buyers and AACI shall give prompt notice to the Sellers, of (i) the occurrence or non-occurrence of any event of which it has knowledge, the occurrence or non occurrence of which would be likely (x) to cause any of its or their representations or warranties contained in this Agreement to be untrue or inaccurate in any material respect at or prior to either the Escrow Closing or the Final Closing, or (y) to result in any of the conditions it is or they are required to satisfy not being satisfied in any material respect so as to permit the consummation of the transfer of the Assets on the time schedule contemplated by this Agreement; and (ii) any material failure on its or their part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 7.7 shall not





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limit or otherwise affect the remedies available hereunder to any party.

                   7.8 Further Assurances. From time to time after the Final Closing, the Sellers shall, at their own expense, execute and deliver, or cause to be executed and delivered, such documents to Buyers and do such other things as Buyers may reasonably request in order to vest in Buyers good title to the Assets more effectively and to otherwise carry out the intent of this Agreement, and from time to time after the Final Closing, Buyers shall, at their own expense, execute and deliver such documents to the Sellers and do such other things as either of the Sellers may reasonably request in order to consummate the sale of the Assets and, in the case of the Company only, the assumption by the Company of the Assumed Liabilities pursuant to this Agreement more effectively and to otherwise carry out the intent of this Agreement.

                   7.9 Public Announcements. The Sellers and Buyers shall consult with one another before issuing any press release with respect to this Agreement and the transactions contemplated hereby, and shall not issue any such press release without prior approval of the other party, except as required by applicable law, stock exchange or NASDAQ rule or legal process, in which case the party required to make such disclosure shall give prior notice to the other party hereto of the nature of such requirement and shall consult with such party prior to issuing such press release. Sellers acknowledge that Buyers intend to





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issue a press release immediately following the Escrow Closing, which release shall be subject to the approval of the Sellers (which approval shall not be unreasonably withheld or delayed beyond the close of business on the date of
execution hereof by the Sellers).   AACI intends to file a copy of this
Agreement with the Securities and Exchange Commission and National Association of Securities Dealers Automated Quotation System promptly after the execution and delivery hereof, together with a summary of the transaction showing the pro forma effect of the combination.

                   7.10 Records. With respect to the records, files and other information of the Sellers either delivered to Buyers or retained by the Sellers hereunder relating to matters on or prior to the Final Closing Date:
(a) to the extent that the Sellers or Buyers, as the case may be, have retained such information in the ordinary course of business; and (b) where there is a legitimate purpose, including, without limitation, an audit of any of the Sellers or Buyers or any of their respective Affiliates by the IRS or any other Taxing Authority, upon reasonable written notice Buyers and Sellers shall allow each other and their respective representatives and Affiliates reasonable access to, and shall allow them to make copies of, such books, records, files and other information during regular business hours, provided that any such access shall not materially interfere with the businesses or operations of the party permitting such access.





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                   7.11  Sales and Transfer Taxes.  All sales and transfer
Taxes, and all similar Taxes and charges, incurred in connection with this Agreement and the transactions contemplated hereby, including, without limitation, any recording charges, will be borne one-half by Buyers and one-half by Sellers; provided, however, that any such Taxes incurred in connection with the transfer by Interpublic of its undivided interest in the Assets to the Company will be borne by Buyers. Buyers shall be responsible for filing all necessary Tax Returns and other documentation with respect to all such transfer Taxes and, if required by applicable law, the Sellers shall join in the execution of any such tax return or other documentation.

                   7.12 Non-Competition. (a) (i) For a period of three years after the Final Closing Date or (ii) so long as the Company or any of its Affiliates shall engage in the Business or any portion thereof whichever is shorter (the "Restricted Period"), neither of the Sellers (together with their respective Related Persons and corporate Affiliates) nor the Estate nor any Person in its capacity as an employee, representative or agent of either Seller (or any of their respective Related Persons) or the Estate shall, and Sellers and the Estate shall use their reasonable best efforts to cause their respective corporate Affiliates listed on Schedule 7.12 not to, directly or indirectly, anywhere in the world, own, manage, operate, participate in, consult or perform services for or otherwise carry on or assist any business that engages in the business of





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
creating, producing, distributing or licensing television programming (the "Competitive Business"); provided, however, that nothing contained in this
Section 7.12(a) shall prohibit Sellers, the Estate or their Affiliates from (x) engaging in any activities relating to the Lottery Business or from performing its obligations under the Sony Agreement or the Network Production Agreement or
(y) acquiring for investment not more than 5% of any class of any stock of a company which is engaged in a Competitive Business and which stock is publicly traded. For purposes of this Section 7.12, Jonathan Goodson shall not be considered to be an Affiliate to the extent he acts in his individual capacity or in any capacity other than on behalf of the Sellers or any of their predecessors, constituent partners, joint venturers, Related Persons or Affiliates or the Estate.

                   (b) Sellers and Buyers recognize that the laws and public policies of various jurisdictions may differ as to the validity and enforceability of covenants similar to those set forth in this Section 7.12.
It is the intention of Sellers and Buyers that the provisions of this Section
7.12 be enforced to the fullest extent permissible under the laws and policies of each jurisdiction in which enforcement may be sought, and that the unenforceability (or the modification to conform to such laws or policies) of any provision hereof shall not render unenforceable, or impair, the remainder of the provisions hereof. Accordingly, if any provision of this Section 7.12 shall be determined to be invalid or unenforceable, either in whole or in part, this Section 7.12 shall be deemed to be amended so as to delete or modify, as necessary, the offending provision in order to render this Section
7.12 valid and enforceable, such amendment to apply only with respect to the operation of this Section 7.12 in the particular jurisdiction in which such determination is made.

                   (c) From and after the Escrow Closing, Sellers (together with their respective predecessors, constituent partners, joint venturers, Related Persons and Affiliates), except pursuant to and in compliance with the terms of this Agreement or as required by legal process, shall not use for any purpose, shall not disclose to others, and shall use all reasonable efforts to prevent others (including without limitation their and their respective Affiliates' respective directors, officers, employees, agents or representatives) from using or disclosing to any Person, any non-public information included in, or concerning, the Assets or the Business, other than the Excluded Assets and the Lottery Business or as required to perform its obligations under the Sony Agreement or the Network Production Agreement; provided, however, that nothing in this Section 7.12 shall apply to any information that Sellers demonstrate is now known to the public or which becomes known to the public other than by acts or omissions by Sellers or their respective Affiliates in breach of this Agreement.

                   (d) Buyers and their respective Affiliates recognize and acknowledge that they may have access to certain confidential information of Sellers prior to and subsequent to the Escrow Closing relating to matters other than the Business, the Assets, this Agreement, the Related Agreements and the transactions contemplated hereby or thereby. Buyers agree that neither of them will disclose, and that they will use their reasonable best efforts to prevent disclosure by their respective Affiliates or any other person of, any such confidential information for any purpose whatsoever, except to authorized representatives of Sellers and except as required by applicable law, stock exchange or NASDAQ rule or legal process or otherwise permitted to be disclosed if such information were subject to the Confidentiality Agreements; provided, however, that nothing in this Section
7.12 shall apply to any information that Buyers demonstrate is now known to the public or which becomes known to the public other than by acts or omissions by Buyers or their respective Affiliates in breach of this Agreement or the Confidentiality Agreements.

                   (e) Each of the Sellers (on behalf of itself and its Related Persons) and Buyers expressly agrees that the remedy at law for any breach of the provisions of this Section 7.12 would be inadequate, and each Seller and Buyers hereby consent, and shall cause their respective Affiliates to consent, that each of Buyers and Sellers should be entitled, upon the proof of breach of the provisions of this Section 7.12, to provisional or permanent injunctive or other equitable relief, in addition to any other remedies and damages available to it at law or otherwise, without the necessity of actual monetary loss being proved, and without the necessity of any Buyer's or Seller's posting a bond or other security, in order that any breach of such provisions may effectively be restrained.

                   7.13 Use of Name. The parties shall take such reasonable steps as shall be necessary (including, without limitation, appropriate notices and disclaimers) to ensure that any use of the Sellers' Marks included with or on any of the Assets or other conduct of Business shall not suggest that the Sellers or their Affiliates continue to provide services with respect to the operations of the Business (other than with respect to the network production of "The Price Is Right" during the term of the Network Production Agreement or any extension thereof); provided, however, that such obligation shall not limit Buyers' right to use the Marks "Goodson," "Mark Goodson," "Mark Goodson Company" or "Mark Goodson Productions" or any combination or derivation of such words (in the case of the Mark "Goodson", insofar as Sellers, their respective predecessors, Related Persons or corporate Affiliates have any rights thereto). Sellers and their Affiliates shall not use the Marks "Mark Goodson" "Mark Goodson Company" or "Mark Goodson Productions" or any combination or derivation thereof in connection with any business or activity (other than the use of the name "Mark Goodson" in connection with the sale of the art collection of Mark Goodson or the ongoing administration of the Estate) and Buyers shall have the exclusive rights to use such words or combination of such words (except that Buyers shall not use the Mark "Mark Goodson" or any combination or derivation thereof in connection with the Lottery Business). Subject to the immediately following sentence, Sellers and their Related Persons shall not use the Mark "Goodson" or any combination or derivation thereof in connection with any business or activity and, insofar as Sellers and their Related Persons are concerned, Buyers shall have the exclusive rights to use such words or combination of such words (except that Buyers shall not use the Mark "Goodson" or any combination or derivation thereof in connection with the Lottery Business). Simultaneous with the Final Closing, or as soon as practicable thereafter, the Company shall enter into a trade mark license agreement with the Partnership or, at the direction of the Partnership, Jonathan Goodson pursuant to which the Partnership or, at the direction of the Partnership, Jonathan Goodson shall be granted an exclusive license, to the extent of the Company's rights therein, to use the Mark "Goodson" solely in connection with the Lottery Business; provided, however, that each Seller and its Affiliates shall not use the Mark "Goodson" in any manner confusingly similar to the business conducted by the Company or its successors, including without limitation the Exploitation of any of the Library Rights. Sellers and its Affiliates shall take all such action as is necessary to change their names effective promptly following the Final Closing so as to comply with this Section.

                   7.14 The Sony Agreement etc. (a) All rights of Sellers under the Sony Agreement (including but not limited to the right to receive after the date hereof additional license fee or reimbursement payments), and all rights to enter into any renewals or new agreements with Sony or any amendment of the Sony Agreement or to sue Sony in connection with any breach of the Sony Agreement, shall be transferred to Buyers as Assets pursuant hereto. License fee or reimbursement payments received by the Company after the date hereof in respect of the Sony Agreement (but not as to any extension or renewal thereof), up to $2,500,000 in the aggregate (prior to any offset or similar adjustment by Sony except as a result of the breach by the Company of the restrictions set forth in Schedule 7.14(c)) (the "Sony Receivable") shall be paid, when and promptly after receipt by the Company after the Final Closing, to the Partnership, subject to the provisions of Section 13.4. Any additional license fee or reimbursement payments under the Sony Agreement (but not as to any extension or renewal thereof) shall be divided equally, when and as received, between the Partnership and the Company, without deduction and shall not be considered to be Domestic Net Profits for the purpose of Earn-Out Payments.

                   (b) As between Sellers and the Company, the Company shall not be primarily responsible for (and the Partnership shall perform all obligations under) the Sony Agreement, except as set forth on Schedule 7.14(c). Except as set forth in Schedule 7.14(c), the Company shall not be subject

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to any restrictions under, the Sony Agreement with respect to the operation of the Business after the Final Closing. The Partnership shall not purport to enter into any amendment of or purport to grant any waiver under the Sony Agreement after the date hereof, and the Partnership (together with the Partnership Related Persons) shall have no right to any extension or renewal of the Sony Agreement or any other rights under the Sony Agreement (except for the right to payment from the Company pursuant to Section 7.14(a)). The Sellers shall have no liability or obligations in respect of any amendments of the Sony Agreement entered into by the Company after the Final Closing (as to which the Company shall indemnify and hold the Sellers harmless); provided that no such amendment shall release Sellers from any liabilities under the Sony Agreement arising prior to the Final Closing or under the Network Production Agreement. Upon termination of the Sony Agreement, to the extent requested by the Company, the Partnership shall cooperate with the Company to obtain at a place designated by the Company for such purpose all masters and duplicate masters of any original negative or master tape or elements thereof that are included in the Library Rights or Library Tangible Assets and that are required to be delivered to pursuant to and upon termination of the Sony Agreement.

                   (c) Buyers and the Partnership acknowledge that from and after the Escrow Closing Date, the Partnership shall continue to perform all acts and discharge all liabilities and execute all instruments reasonably necessary and proper to fulfill the Partnership's obligations under the Sony Agreement and shall indemnify and hold Buyers harmless from any and all costs and expenses incurred in connection therewith and any liability or any claims thereunder.

                   7.15 Interpublic Sub. From and after the Escrow Closing Date and for so long as the Network Production Agreement is in effect, without the consent of the Partnership (which shall not be unreasonably withheld or delayed) Interpublic shall cause the Interpublic Sub not to, (i) engage, directly or indirectly, in any business other than the ownership of the Assets and engaging in the activities contemplated to be engaged in by it pursuant to this Agreement or the Related Agreements, (ii) guaranty any material obligation of any Person, (iii) incur, create, assume or allow to remain outstanding, any material indebtedness or obligation other than any indebtedness or obligations arising as a result of the formation of Interpublic Sub and any indebtedness or obligations arising under on in connection with the transactions contemplated by this Agreement or the Related Agreements, (iv) make or permit to remain outstanding any material loan or advance to, or own or acquire any stock in securities of, any Person, and (v) create or cause to be created, and will promptly discharge, or cause to be discharged, any material lien, encumbrance or charge upon the assets of Interpublic Sub.

                   7.16 Delivery of Tax Certificate. Sellers each agree to provide to Buyers a certificate that, as of the Escrow

Closing Date, such Seller is not a foreign person within the meaning of section 1445 of the Code and the Treasury regulations thereunder. If such certificate is not delivered to Buyers, Buyers shall be entitled to withhold 10% of the Purchase Price as required by section 1445 of the Code.

                   7.17 Other Taxes. Except as otherwise provided in this Agreement, as among the parties hereto, (i) Sellers shall be responsible for and pay all Taxes (including real property Taxes, personal property Taxes and similar ad valorem obligations, if any) levied or imposed upon, or in connection with, the Assets or the conduct or operation of the Business on or before the Final Closing Date (including the days on or prior to the Final Closing Date in any tax year or other tax period that ends after the Final Closing) but not including (a) the period beginning on the day after the Final Closing, (b) any Taxes resulting from transactions not in the ordinary course of business which occur on the day of the Final Closing but after the Final Closing and (c) Taxes levied or imposed upon, or in connection with the transfer by Interpublic of its undivided interest in the Assets to the Company); (ii) Buyers shall be responsible for and pay all Taxes levied or imposed upon, or in connection with, the Assets or the conduct or operation of the Business for the period beginning on the day after the Final Closing (including the days after the Final Closing); and (iii) Sellers and the Company will each be responsible for its own income and franchise Taxes, if

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any, arising from the transactions contemplated by this Agreement.

                   7.18 Satisfaction of Conditions Precedent. Each party hereto agrees to use their respective best efforts so that the conditions precedent to their respective obligations under Articles 8 and 9 of this Agreement are fully satisfied at or prior to the Final Closing; provided, however, without limiting the foregoing, that nothing herein shall require (i) Interpublic to take any action in connection with the Company's and AACI's obligation to tender the Cash Portion of the Purchase Price or the Standby Letter of Credit with respect thereto (it being understood and agreed that only AACI shall be liable for any breach by the Company of its obligation to tender the Cash Portion of the Purchase Price or the Standby Letter of Credit with respect thereto) or the (ii) Company or AACI to take any action in connection with Interpublic's obligation to tender the Stock Portion of the Purchase Price.

                                   ARTICLE 8

                 CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYERS

                   The obligation of the Buyers under this Agreement to consummate the purchase of the Assets and the obligation of the Company to consummate the assumption of the Assumed Liabilities at the Final Closing shall be subject to the satisfaction, at or prior to the Final Closing, of all of the following conditions, any one or more of which may be waived by the Buyers by written notice to the Sellers:

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                   8.1    Representations and Warranties Accurate.  All
representations and warranties of each of the Sellers contained in this Agreement shall be true and correct in all material respects at and as of the Escrow Closing Date.

                   8.2 Performance by the Sellers. Each of the Sellers shall have performed and complied in all material respects with all agreements, obligations, covenants and conditions required by this Agreement to be performed and complied with by it prior to or on the Final Closing.

                   8.3 Certificates. The Buyers shall have received certificates, dated the Escrow Closing Date (and a second set of certificates dated the Final Closing), signed on behalf of each of the Sellers reasonably satisfactory in form and substance to each Buyer, to the effect that the conditions set forth in Sections 8.1 and 8.2 as to such Seller have been satisfied.

                   8.4 Delivery of Assets and Documents. (a) The Partnership shall have delivered (or constructively delivered in the case of (iii)) to the Buyers the following:

                          (i)     access to the Library Physical Properties and
inventories pertaining thereto by way of delivery of laboratory access agreements (and notifications of assignment of Sellers' rights) in a mutually acceptable form in those cases where the Library Physical Properties and inventories pertaining thereto are in the possession or custody of third parties and, in those cases where such are in possession or custody of the Partnership, by delivery of the Library Physical Properties and inventories pertaining thereto to a place designated by Buyers for such purpose;

                       (ii) all certificates of registration for the registered Copyrights and registered Marks included in the Assets or related to the Business;

                      (iii) all the Contracts, and all books, records, formats, Bibles, other Literary Properties, and other documents included in the Assets or related to the Business;

                       (iv) a duly executed general assignment and bill of sale on behalf of the Partnership and the Partnership Related Persons substantially in the form of Exhibit 8.4(a)(iv) hereto;

                        (v) a duly executed assignment of Copyrights on behalf of the Partnership and the Partnership Related Persons substantially in the form of Exhibit 8.4(a)(v) hereto;

                       (vi) a duly executed assignment of Marks on behalf of the Partnership and the Partnership Related Persons substantially in the form of Exhibit 8.4(a)(vi) hereto;

                      (vii) a duly executed Network Production Agreement substantially in the form of Exhibit 8.4(a)(vii) hereto;

                     (viii) such other instruments and documents as Buyers may reasonably request in connection with the transactions contemplated hereby;

                       (ix) a letter duly executed by Lazard, in a form satisfactory to Buyers, to the effect that Lazard will look only





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to the Sellers for payment and indemnification in connection with services rendered to Sellers in connection with the transaction contemplated by this Agreement and shall release Buyers from any claims with respect thereto;

                     (x) a duly executed Escrow Agreement substantially in the form of Exhibit 3.2 hereto (countersigned by the Estate); and

                    (xi) reasonably satisfactory evidence of the release of all liens on the Assets other than the Sony Lien and other liens disclosed in UCC lien searches furnished to or obtained by the Buyers on or prior to the date hereof to the extent Sellers have provided reasonable evidence to Buyers that all related obligations have been fully discharged on or prior to the Final Closing.

                   (b) CPC shall have delivered (or constructively delivered in the case of (iii)) to the Buyers the following:

                          (i)     access to the Library Physical Properties and
inventories pertaining thereto by way of delivery of laboratory access agreements (and notifications of assignment of Sellers' rights) in a mutually acceptable form in those cases where the Library Physical Properties and inventories pertaining thereto are in the possession or custody of third parties and, in those cases where such are in possession or custody of CPC, by delivery of the Library Physical Properties and inventories pertaining thereto to a place designated by Buyers for such purpose;





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                       (ii)  all certificates of registration for the
registered Copyrights and registered Marks included in the Assets or related to the Business;

                      (iii) all the Contracts, and all books, records, formats, Bibles, other Literary Properties, and other documents included in the Assets or related to the Business;

                       (iv) a duly executed general assignment and bill of sale on behalf of CPC and the CPC Related Persons substantially in the form of
Exhibit 8.4(b)(iv) hereto;

                        (v) a duly executed assignment of the Copyright on behalf of CPC and the CPC Related Persons for the "Child's Play" Bible for Television Programming substantially in the form of Exhibit 8.4(b)(v);

                       (vi) a duly executed assignment of Marks on behalf of CPC and the CPC Related Persons substantially in the form of Exhibit 8.4(b)(vi) hereto;

                      (vii) a duly executed Escrow Agreement substantially in the form of Exhibit 3.2 hereto; and

                     (viii) such other instruments and documents as Buyers may reasonably request in connection with the transaction contemplated thereby.

                   8.5 Opinions of Counsel for the Sellers. The Buyers shall have received from counsel for the Sellers one or more written opinions, dated the Escrow Closing Date, in form and substance satisfactory to the Buyers and as specified in Exhibit 8.5(a) hereto, with respect to the matters set forth therein





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(and, to the extent reasonably requested by Buyers, a bring-down as to such opinions at the Final Closing).

                   8.6 HSR Act, Etc.; Authorizations; Financing; Legal Prohibition. (a) With respect to the transactions contemplated hereby, all applicable waiting periods under the HSR Act shall have expired or been terminated.

                   (b) Each of the Buyers shall have obtained all other governmental authorizations, and all approvals, consents, waivers, permits, exemptions, licenses or other approvals necessary or required for the consummation of the transactions contemplated hereby set forth in Schedule 8.6(b) and none of the foregoing shall contain any conditions, which individually or in the aggregate could be reasonably expected to have a material adverse effect on the Business or the Assets.

                   (c) Each of the Sellers shall have obtained or made all other governmental authorizations, and all approvals, consents, waivers, permits, exemptions, licenses or other approvals specified in Schedule 8.6(c), and none of the foregoing shall contain any conditions, which individually or in the aggregate could be reasonably expected to have a material adverse effect on the Business or the Assets.

                   (d) As of the Final Closing, there shall not exist any temporary, preliminary or permanent injunction or other order issued by a court or governmental or regulatory agency of competent jurisdiction which would prohibit the purchase and sale of the Assets contemplated by this Agreement or the consummation





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of any of the Related Agreements and no action, suit or proceeding shall have been instituted by any Person which would reasonably be likely to prohibit any of the foregoing.

                   (e) With respect to Interpublic's obligation to consummate the transactions contemplated hereby, the Company or AACI shall have delivered at the Escrow Closing to the Escrow Agent the Standby Letter of Credit in respect of the Cash Portion of the Purchase Price.

                   (f) With respect to the Company's and AACI's obligation to consummate the transactions contemplated hereby, Interpublic shall have entered into the Put Agreement with respect to the Stock Portion of the Purchase Price on the Escrow Closing Date.

                   8.7 Estate Guaranty, etc. Buyers shall have received a duly executed guaranty of the Estate in the form of Exhibit 13.5 (the "Estate Guaranty") and Buyers shall have received the Seller Letter of Credit in the form of Exhibit 13.1, each of which shall have been delivered on the Escrow Closing Date into escrow pursuant to the Escrow Agreement.

                                   ARTICLE 9

               CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLERS

                   The obligation of the Sellers under this Agreement to consummate the sale of the Assets to be sold by it shall be subject to the satisfaction, at or prior to the Final Closing, of all of the following conditions, any one or more of which may be waived by the Sellers by written notice to the Buyers:





                                      112
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                   9.1       Representations and Warranties Accurate.  All
representations and warranties of each of the Buyers contained in Articles 5 and 6 shall be true and correct in all material respects at and as of the Escrow Closing Date.

                   9.2 Performance by the Buyers. Each of the Buyers shall have performed and complied in all material respects with all agreements, obligations, covenants and conditions required by this Agreement to be performed and complied with by it prior to or on the Final Closing.

                   9.3 Certificate. The Sellers shall have received certificates, dated the Escrow Closing Date (and a second set of certificates dated the Final Closing), signed on behalf of each of the Buyers reasonably satisfactory in form and substance to each Seller, to the effect that the conditions set forth in Sections 9.1 and 9.2 have been satisfied.

                   9.4 Assumption. (a) The Sellers shall have received from the Company a duly executed assumption of the Assumed Liabilities substantially in the form of Exhibit 9.4(a) hereto (the "Assumption"), which shall have been delivered on the Escrow Closing Date into escrow pursuant to the Escrow Agreement.

                   (b) The Sellers shall receive from AAG duly executed assumption agreements regarding certain obligations of the Sellers with respect to the Exploitation of Library Programs or other Library Rights pursuant to the American Federation of Television and Radio Artists National Code of Fair Practice for Network Television Broadcasting 1994-1997 and the Directors Guild





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of America, Inc. Freelance Live and Tape Television Agreement of 1995
substantially in the form of Exhibit 9.4(b) and (c) with such changes as may be deemed necessary or desirable by Buyers. It is understood that Sellers hereby waive such receipt as a condition to the Final Closing but Sellers shall use their reasonable best efforts and AACI shall cause AAG to continue to use its reasonable best efforts after the Final Closing to obtain such agreements and Sellers shall continue to perform the applicable obligations until such receipt has been obtained.

                   9.5       Other Agreements.

                   (a) The Company shall have entered into, and delivered on the Escrow Closing Date into escrow pursuant to the Escrow Agreement, (i) the License Agreement, (ii) the Network License Agreement, (iii) the Put Agreement,
(iv) the Network Production Agreement, and (v) the Escrow Agreement substantially in the forms of Exhibits 9.5(a), 9.5(b), 3.5, 8.4(a)(vii) and 3.2 hereto respectively, and such agreements shall be in full force and effect.

                   (b) Buyers shall have delivered such other instruments and documents as the Sellers may reasonably request in connection with the transactions contemplated hereby.

                   9.6 Opinions of Counsel for the Buyers. The Sellers shall have received from counsel for each of the Buyers written opinions, dated the Escrow Closing Date, in form and substance satisfactory to the Sellers and as specified in Exhibits 9.6(a) and 9.6(b) hereto, with respect to the matters set forth therein





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
(and, to the extent reasonably requested by the Sellers, a bring-down at the Final Closing as to such opinions as have been duly executed and delivered as of the Escrow Closing Date).

                   9.7       HSR Act, Etc.; Authorizations; Legal Prohibition.
(a) With respect to the transactions contemplated hereby, all applicable waiting periods under the HSR Act shall have expired or been terminated.

                   (b) The Sellers shall have obtained or made the governmental authorizations, approvals, consents and waivers specified on
Schedule 9.7(b).

                   (c) As of the Final Closing, there shall not exist any temporary, preliminary or permanent injunction or other order issued by a court or government or regulatory agency of competent jurisdiction which would prohibit the purchase and sale of the Assets contemplated by this Agreement or the consummation of any of the Related Agreements, and no action, suit or proceeding shall have been instituted by any Person which would reasonably be likely to prohibit any of the foregoing.

                                   ARTICLE 10

                            POST-CLOSING ADJUSTMENT

                   10.1 Post-Closing Computations. (a) As soon as practicable following the Final Closing and in any event within 90 calendar days thereafter, the Company may provide written notice to Sellers of any disagreement ("Company Notice of Disagreement") with any amounts set forth in the notice containing the Estimated Adjusted Net Current Assets delivered





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pursuant to Section 3.9 hereof.  Any such Company Notice of Disagreement shall specify in reasonable detail the nature of any disagreement so asserted.

                   (b) No later than 30 Business Days following the rendering by the Company (or Interpublic Sub) of an accounting of an Earn-Out Payment, the Partnership (together with the Representative) may provide written notice to the Company (with a copy to Interpublic Sub if pursuant to Network Price is Right) of any disagreement ("Partnership Notice of Disagreement") (both a Company Notice of Disagreement and a Partnership Notice of Disagreement, a "Notice of Disagreement")) with any calculation set forth in the accounting delivered pursuant to Section 3.8 hereof. Any such Partnership Notice of Disagreement shall specify in reasonable detail the nature of any disagreement so asserted.

                   10.2 Arbitration. (a) During a period of 20 Business Days following receipt of a Notice of Disagreement, the Company and the Sellers (as to whose position the Company may rely without regard to the Representative or any Related Persons or Affiliates of either of the Sellers) shall attempt to resolve any differences which they may have with respect to any matter specified in any Notice of Disagreement. If at the end of such 20-Business-Day period the Company and the Sellers have failed to reach agreement on all or any of the matters set forth in the Notice of Disagreement (the "Disputed Matters"), the Disputed Matters shall be submitted to and reviewed by an arbitrator (the

"Arbitrator"), which shall be the accounting firm of Price Waterhouse LLP or such other accounting firm as the parties may mutually designate; provided that the Company can defer or cause to be deferred resolution of any dispute with respect to an Earn-Out Payment to the conclusion of the broadcast season relating to the relevant Program other than "The Price is Right" pursuant to the Network Production Agreement. In the event of any such deferral permitted by the preceding sentence, any related Earn-Out Payments shall be made in escrow with a financial institution or trust company having assets in excess of $5 billion as escrow agent, other than Chemical Bank or a bank which is then part of AACI's current loan syndicate. All issues with respect to Disputed Matters specified in the Notice of Disagreement and any issue related to the arbitration thereof, including any questions arising with respect to the procedures described in this Article 10, shall be resolved by the Arbitrator, and the Arbitrator's authority shall be limited to resolving such matters. The parties hereto and the Arbitrator shall have the power to compel testimony and the production of documents reasonably necessary in any proceeding under this
Section 10.2 and the parties shall make available to the Arbitrator all work papers and other information in their possession or control relating to the Disputed Matters. The Arbitrator shall resolve all Disputed Matters specified in the Notice of Disagreement within 30 Business Days of the date that such matters are referred to the Arbitrator, and its decision with respect to all Disputed Matters shall be final and





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
binding upon the Sellers and their Affiliates (including the Representative) and the Company and their Affiliates (including Interpublic).

                   (b) The computation of Adjusted Net Current Assets immediately prior to the Escrow Closing, as modified by agreement between Buyers and Sellers or as determined by the Arbitrator, as set forth in Section 10.2(a), shall be the "Closing Adjusted Net Current Assets" hereunder.

                   10.3  Determination and Payment of Post-Closing Adjustments.
(a) If the Estimated Adjusted Net Current Assets exceeds the Closing Adjusted Net Current Assets and the Sellers have received payments from the Company pursuant to Section 3.9 in an amount in excess of the Closing Adjusted Net Current Assets, then Sellers shall immediately make a cash payment to the Company in the amount of such excess.

                   (b) If the Closing Adjusted Net Current Assets exceeds the Estimated Adjusted Net Current Assets and the Sellers have not received payments from the Company pursuant to Section 3.9 in an amount equal to the Closing Adjusted Net Current Assets, Buyers shall continue to make payments of Accounts Receivable to the Partnership as received in accordance with Section
3.9 until the Sellers have received pursuant to Section 3.9 and this Section
10.3 aggregate payments equal to the Closing Adjusted Net Current Assets.

                   (c) Any payment made by Sellers pursuant to Section 10.3(a) shall be allocated between the Sellers as they shall





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
determine and the Partnership shall be liable to make such payment.

                   (d) If the Earn-Out Payments due to Representative are determined pursuant to Section 10.2 to exceed the amounts paid by the Company or Interpublic Sub, the Company or Interpublic Sub, as appropriate, shall make a cash payment to Representative on its behalf in the amount of such excess plus interest from the date such payment was due at the rate of 10% per annum. If the Earn-Out Payments due to Representative are determined pursuant to
Section 10.2, or as a result of a true-up, to be less than the amounts paid by the Company, the Partnership shall make or cause the Representative to make a cash payment to the Company (or the Company may apply an offset against future payments) in the amount of such deficiency plus interest from the date such deficiency payment was made at the rate of 10% per annum.

                   10.4 Expenses of Post-Closing Adjustment or Earn-Out Adjustment. The fees and expenses of the Arbitrator, if any, incurred in connection with its review and determination of any Disputed Matter specified in the Notice of Disagreement and any other matters under Section 10.2 shall be apportioned between the parties as determined by the Arbitrator based on the relative merits of the positions of the parties.





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
                                   ARTICLE 11

                                  TERMINATION

                   11.1 Termination Events. This Agreement may be terminated and abandoned by mutual written consent of the Sellers and Buyers, or by written notice given at or prior to the Final Closing in the manner hereinafter provided:

                             (a)  By either Buyer if a material default or
breach shall be made by the Sellers or the other Buyer with respect to the due and timely performance of any Sellers' or other Buyer's covenants and agreements contained herein, and such default or breach shall not have been cured within ten Business Days after receipt by such Sellers or other Buyer of notice of such default;

                             (b)  By the Sellers if a material default or
breach shall be made by either Buyer with respect to the due and timely performance of any of such Buyer's covenants and agreements contained herein, and, subject to clause (d) below, such default or breach shall not have been waived or shall not have been cured within ten Business Days after receipt by such Buyer of notice of such default;

                             (c)  If the Final Closing shall not have occurred
on or before the earlier of (i) date 65 days after the date hereof and (ii) five Business Days following the expiration or termination of the waiting period under the HSR Act (subject to an extension of up to an additional five Business Days by either Buyer or either Seller if consummation of the Final





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
Closing in such five Business Day period is not practicable), or such later date as may be unanimously agreed upon by the parties, by (i) either of the Sellers, unless the Final Closing shall not have occurred through failure of any Seller to comply in all material respects with its obligations hereunder; or (ii) either of the Buyers, unless the Final Closing shall not have occurred through failure of the terminating Buyer to comply in all material respects with its obligations hereunder.

                   Each party's right of termination under this Section 11.1 is in addition to any other rights it may have under this Agreement or otherwise.

                   11.2 Effect of Termination. In the event this Agreement is terminated pursuant to Section 11.1, all further obligations of the parties hereunder shall terminate, except that the obligations set forth in Sections 7.2(b), 7.6 and 7.8 and in Article 13 shall survive; provided, however, that if this Agreement is so terminated by any party hereto because one or more of the conditions to the obligations of any other party hereunder is not satisfied as a result of such other party's failure to comply with its obligations under this Agreement, it is expressly agreed and understood that the right of the party terminating to pursue all legal remedies for breach of contract and damages shall also survive such termination unimpaired. If either of the Buyers terminates because the other Buyer has failed to comply with its obligations under this Agreement, it is expressly agreed and understood that the right of the Sellers to





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
sue the breaching Buyer shall remain unimpaired. No termination of this Agreement shall act to terminate or otherwise impair the Confidentiality Agreement.

                                   ARTICLE 12

                               BULK TRANSFER LAWS

                   The parties hereto agree and acknowledge that neither the Buyers nor the Sellers shall be required to comply with the bulk transfer laws of any jurisdiction. The Partnership and CPC shall indemnify each Buyer and hold each Buyer harmless from and against any and all claims, costs, losses and damages which may be incurred by such Buyer with respect to any claim made by any creditors of the Partnership or CPC (other than by creditors with respect to Assumed Liabilities) against or in respect of such Buyer or any of the Assets arising out of the failure to comply with any such bulk transfer or bulk sales laws.

                                   ARTICLE 13

                                   INDEMNITY

                   13.1 Indemnification by the Sellers. Each of the Sellers and the Estate will jointly and severally indemnify and hold harmless each Buyer, their respective Affiliates, and each of the respective officers, directors, employees, consultants, agents and representatives of each of the foregoing (together, "Buyer Indemnities"):

                             (a)  with respect to any Claim (as hereinafter
defined) which the Buyer Indemnities, may incur or suffer as a result of any breach or inaccuracy of any of the representations or warranties in this Agreement as of the Escrow Closing Date or in any certificate, schedule, exhibit or other document required to be delivered under this Agreement or the Estate Guaranty, or any failure to perform or comply with any covenant or agreement of either of the Sellers set forth herein or of the Estate pursuant to the Estate Guaranty;

                             (b) with respect to any Claim arising out of the failure of either of the Sellers to comply with the bulk transfer or bulk sales laws of any jurisdiction in accordance with Article 12;

                             (c) with respect to any and all claims, demands, causes of action, proceedings, losses, damages, expenses (including without limitation, reasonable attorneys' fees and expenses), liabilities, fines, excise taxes, penalties, deficiencies, judgments or costs, including, without limitation, reasonable accountants' and attorneys' fees, court costs, amounts paid in settlement and expenses of investigation (collectively, "Claims") at any time asserted against or incurred by the Buyer Indemnities insofar as such Claims arise out of (i) any Permitted Encumbrance, (ii) the Sony Agreement (including but not limited to the Sony Lien) except to the extent arising out of the Company's failure to comply with the restrictions on and obligations of the Company set forth on Schedule 7.14,





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
         (iii) any claim by any union or guild or any other Person for residuals or other Third Party Costs (except to the extent assumed or to be assumed by AAG pursuant to Section 9.4(b) or relating to Programs (other than "The Price Is Right" during the term of the Network Production Agreement) produced or delivered after the Final Closing), (iv) any liability or obligation of either of the Sellers to repay advances or to refund any amount received by Sellers prior to the Closing or (v) any liability or obligation of either of the Sellers other than a liability or obligation which is included in the Assumed Liabilities;

                             (d) in the case of the Partnership, with respect to any Claim in connection with items described on Schedule 4.13 hereto or any suit, claim, action, proceeding or investigation brought prior to the date hereof (whether or not now pending);

                             (e)  other than with respect to certain
         obligations expressly assumed or to be assumed by AAG as set forth in
         Section 9.4(b), (i) with respect to any Claims arising from or in connection with the maintenance or contribution by either Seller or any predecessors, constituent partners, joint venturers, Related Persons or Affiliates of either Seller, at any time, of or to any employee benefit plan (as defined in Section 3(3) of ERISA), including, without limitation, any liability to the Pension Benefit Guaranty Corporation, any plan subject to Title IV of ERISA, employees or former employees (or their beneficiaries) of either Seller (together with their respective predecessors, constituent partners, joint venturers, Related Persons and Affiliates), guilds or unions arising out of or relating to the maintenance, administration, contribution or termination or any other reason of or with respect to any such plans, the trusts related to such plans, or employment with either Seller (together with their respective predecessors, constituent partners, joint venturers, Related Persons and Affiliates), and (ii) with respect to any Claims made by or with respect to employees, consultants or contractors or former employees, consultants or contractors (including without limitation performers, actors, musicians, hosts, writers, directors, producers or other persons employed in the Exploitation of Library Programs or other Library Rights) of either Seller (together with their respective predecessors, constituent partners, joint venturers, Related Persons and Affiliates) relating to or arising out of employment with or engagement by either Seller (together with their respective predecessors, constituent partners, joint venturers, Related Persons and Affiliates), including without limitation any Claims for severance pay, welfare and fringe benefits or for wrongful discharge by any employee, consultant or contractor or former employee, consultant or contractor of either Seller (together with their predecessors, constituent





                                      125
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         partners, joint venturers, Related Persons and Affiliates) relating to or arising out of employment with or engagement by either Seller (together with their respective predecessors, constituent partners, joint venturers, Related Persons and Affiliates) or which relates to any unpaid wages, salaries, commissions, bonuses, vacation pay, retiree medical payments or any other compensation or benefits, or any Claims made by any union or guild or pursuant to any collective bargaining agreement.

                             (f) with respect to Taxes for which Sellers are liable pursuant to Sections 7.11 and 7.17 hereof. Notwithstanding the foregoing, on and after the Final Closing the Sellers shall not be required to make any indemnification payments pursuant to the terms of clause (a) of this Section 13.1 (x) until the aggregate Claims with respect to which the Buyer Indemnities are entitled to indemnification thereunder shall have exceeded $250,000 (the "Threshold Amount"), but then shall be required to pay the full amount of such Claims including the Threshold Amount; or (y) with respect to any Claim of which the Sellers shall not have received notice prior to the expiration and termination of the representation, warranty, covenant or agreement the breach of which forms the basis for indemnification hereunder (it being understood that such notice shall be adequate if it specifies the event or circumstance which is reasonably anticipated to cause an





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         indemnifiable loss, but without specifying the actual amount of such loss if such amount cannot at the time be finally determined); provided, however, that the limitations set forth in this Section shall not apply to any Claim against any Seller that is based upon fraud or willful or deliberate wrongdoing by any Seller or its Affiliates. The foregoing indemnity obligations and the other obligations of Sellers, the Estate or their Related Persons pursuant hereto or the Related Agreements shall be supported by an irrevocable letter of credit (the "Seller Letter of Credit") from The Bank of New York or another commercial bank reasonably acceptable to Buyers in favor of the Buyer Indemnities in the form attached hereto as Schedule
         13.1 and to be delivered on the Escrow Closing Date in escrow pursuant to the Escrow Agreement. The Seller Letter of Credit shall be in continuous effect for five years after the Final Closing (and thereafter, so long as all claims in such period have not been resolved unless the Seller Letter of Credit can be drawn upon with respect to such claims) and shall be issued on the Escrow Closing Date in an amount of $5,000,000.

                             (g) with respect to any Claim resulting from any alleged or actual violation, breach, default, termination or acceleration under the Sony Agreement as a result of the failure of the Company, AAG, IPG Sub or Producer to obtain any agreement as to television exclusivity from the CBS Network in connection with any extension or renewal of "The Price Is Right" after the 1995/1996 broadcast season.

                   13.2 Indemnification by the Company. The Company will indemnify and hold harmless each of the Sellers, their respective Affiliates, and each of the respective officers, directors, employees, consultants, agents and representatives of each of the foregoing (together, "Seller Indemnities"):

                             (a) with respect to any Claim which the Seller Indemnities may incur as a result of any breach or inaccuracy of any of the representations or warranties of the Company in this Agreement as of the Escrow Closing Date or in any certificate, schedule, exhibit or any other document required to be delivered by the Company under this Agreement, or any failure to perform or comply with any covenant or agreement of the Buyers (including without limitation the restrictions on and obligations of the Company set forth in Schedule
         7.14 hereto) set forth herein;

                             (b)  with respect to any Claims at any time
         asserted against or incurred by either of the Seller Indemnities insofar as such Claims arise out of any of the Assumed Liabilities; and

                             (c) with respect to Taxes for which Buyers are liable pursuant to Section 7.11 and 7.17 hereof.


Notwithstanding the foregoing, on and after the Closing Date the Company shall not be required to make any indemnification payments pursuant to the terms of clause (a) of this Section 13.2

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(x) until the aggregate Claims of Seller Indemnities with respect to which
Sellers are entitled to indemnification thereunder shall have exceeded the Threshold Amount, but then shall be required to pay the full amount of such losses, costs and expenses, including the Threshold Amount; or (y) with respect to any Claim of which the Company shall not have received notice prior to the expiration and termination of the representation, warranty, covenant or agreement the breach of which forms the basis for indemnification hereunder (it being understood that such notice shall be adequate if it specifies the event or circumstance which is reasonably anticipated to cause an indemnifiable loss, but without specifying the actual amount of such loss if such amount cannot at the time be finally determined); provided, however, that the limitations set forth in this Section shall not apply to any claim against the Company that is based upon fraud or willful or deliberate wrongdoing by the Company or its Affiliates (including Interpublic).

                   13.3 Procedure for Indemnification. (a) In connection with any claim giving rise to indemnity under this Agreement resulting from or arising out of any claim or legal proceeding by a Person who is not a party to this Agreement, promptly after the receipt by any party hereto of notice of any such claim or legal proceeding such party will give the indemnifying party written notice of such claim or legal proceeding, provided, however, that if such party fails to give notice of such claim to the indemnifying party, such failure to

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give notice shall not limit the indemnified party's right to be indemnified hereunder except to the extent that the indemnifying party can show material prejudice arising from such failure and then only to the extent of such material prejudice. The indemnifying party at its sole cost and expense and with counsel reasonably satisfactory to the indemnified party (it being agreed that Schulte Roth & Zabel and Kaye, Scholer, Fierman, Hays & Handler are reasonably satisfactory) may, upon written notice to the indemnified party, assume the defense of any such claim or legal proceeding if (a) the indemnifying party acknowledges to the indemnified party in writing, within fifteen (15) days after receipt of notice from the indemnified party, its obligations to indemnify the indemnified party with respect to all elements of such claim based upon the facts then reasonably known to such indemnifying party, (b) the indemnifying party provides the indemnified party with evidence reasonably acceptable to the indemnified party that the indemnifying party will have the financial resources to defend against such third-party claim and fulfill its indemnification obligations hereunder, (c) the third-party claim involves only money damages and does not seek an injunction or other equitable relief, and (d) settlement or an adverse judgment of the third-party claim is not, in the good faith judgment of the indemnified party, likely to establish a pattern or practice materially adverse to the continuing business interests of the indemnified party. The indemnified party shall be entitled to participate in (but not control) the defense of any such action, with its counsel and at its own expense; provided, however, that if there are one or more legal defenses available to the indemnified party that conflict with those available to the indemnifying party, or if the indemnifying party fails to take promptly reasonable steps necessary to defend diligently the claim after receiving notice from the indemnified party that it believes the indemnifying party has failed to do so (specifying in reasonable detail the alleged basis for such failure), the indemnified party may assume the defense of such claim; provided, further, that the indemnified party may not settle such claim without the prior written consent of the indemnifying party, which consent may not be unreasonably withheld. If the indemnified party assumes the defense of the claim, the indemnifying party shall reimburse the indemnified party for the reasonable fees and expenses of one firm of counsel retained by the indemnified party and the indemnifying party shall be entitled to participate in (but not control) the defense of such claim, with its counsel and at its own expense. The parties agree to render, without compensation, to each other such assistance as they may reasonably require of each other in order to insure the proper and adequate defense of any action, suit or proceeding, whether or not subject to indemnification hereunder. No indemnifying party shall settle, compromise or consent to the entry of any judgment in any pending or threatened claim or legal proceeding unless such settlement, compromise or consent shall contain an unqualified release from any and all liability related to such claim in favor of the indemnified party and be, in all reasonable respects, satisfactory to the indemnified party.

                   (b) If the indemnification of Seller Indemnities or Buyer Indemnities provided for in this Article 13 is for any reason held unenforceable, the party against whom indemnification was sought agrees to contribute to the Claims for which such indemnification is unenforceable in such proportion as is appropriate to reflect the relative fault of such party, on the one hand, and the Buyer Indemnities or Seller Indemnities, as the case may be, on the other hand, as well as any other relevant equitable considerations.

                   13.4 Right of Set Off; Escrow. (a) Notwithstanding anything to the contrary herein or in any of the Related Agreements, if the Company or its licensees at any time during the Earn-Out Period Exploits a Library Program or a Bible that either Seller or its respective Related Persons owned or had a license to Exploit as of immediately prior to the Final Closing but that was not on Network, Network Alternative or in U.S. first-run syndication immediately prior to the Final Closing (other than Family Feud), the Company shall be entitled, without limitation of its rights under Section 13.4(b), to hold back or cause to be held back for a period of two years from the initial exhibition of such Library Program or Program based on such Bible 50% of any Earn-Out Payments otherwise due to Sellers with respect to such Library or Program based on such Bible pursuant to Section 3.8. In the event of expiration of such two-year period without the assertion of any Claim by any Buyer Indemnitee with respect to such Program or Programs, any such amount held back, together with interest actually earned thereon, shall be paid to Representative.

                   (b) If the Company or any other Buyer Indemnitee notifies Sellers of a claim for indemnification or any other claim pursuant to this Agreement or any Related Agreement to which a Seller is a party, the Company shall thereafter be entitled to hold back or cause to be held back 100% of any and all payments otherwise due to Sellers or their Affiliates (including Representative) pursuant to Section 3.8(a)(ii). If the Company or any other Buyer Indemnitee notifies Sellers of any claim pursuant to Section 4.24,
Section 7.14 or Section 13.1(g) or otherwise relating specifically to the Sony Agreement, the Company shall thereafter be entitled to hold back or cause to be held back 100% of all or any portion of the Sony Receivable or any other amounts received from Sony which may be payable to Sellers hereunder. If the Company exercises its right of set off in this Section 13.4(a) or (b), it shall deposit the payments it would otherwise be required to pay pursuant to Section 3.8(a)(ii) into an interest-bearing escrow account, pending resolution of the hold-back period or the claim, as the case may be, with a financial institution or trust company having assets in excess of $5 billion as escrow agent, other than Chemical Bank or a bank which is then part of AACI's current loan syndicate pending resolution of the matter.

                   (c) In the event that a court of competent jurisdiction renders a Final Judgment against either Seller or any of its Affiliates in respect of a Company claim for indemnification or other claim under or pursuant to this Agreement or any Related Agreement to which a Seller is a party, the Company shall be entitled to offset or cause to be offset the entire amount of such Final Judgment from (i) any Earn-Out Payments then due or that thereafter become due hereunder, (ii) any payments due on Accounts Receivable as specified in Section 3.9, (iii) any amount held in escrow pending resolution of Claims hereunder, or (iv) any other amount due or becoming due to Sellers or their Affiliates pursuant to any provision hereof or of any Related Agreement (other than payment of production costs pursuant to the terms of the Network Production Agreement).

                   (d) The set-off rights set forth herein are intended, absent fraud or wilful or deliberate wrongdoing, to set forth the exclusive sources of, and the exclusive manner in which, set-off rights may be exercised; provided, however, that such rights shall not be in limitation in any way of, any other rights which Buyers or any other Person may have, including but not limited to recourse under the Estate Guaranty and/or the Seller Letter of Credit, and nothing herein or in any Related Agreement or otherwise shall require Buyers or any other Person to seek recourse in any particular manner or order, all of which each of the foregoing may pursue and/or elect not to pursue or to waive in their sole discretion, without release of any other

Person or obligation, all of which shall remain in full force and effect.

                   13.5 Obligations of the Estate and the Partnership. (a) The Estate has guaranteed the obligations of the Sellers pursuant to the Estate Guaranty substantially in the form of Exhibit 13.5, which shall be delivered on the Escrow Closing Date.

                   (b) Notwithstanding anything to the contrary herein, the distribution of all or any portion of the Purchase Price by the Partnership to its partners (and, in the case of corporate partners, the distribution to their stockholders) as set forth on Schedule 3.5 following the Final Closing shall be subject to Representative assuming the obligations of the Partnership and Representative hereunder and under the Related Agreements on its own behalf and on behalf of the other Persons set forth on Schedule 3.5 (which, in the latter case, shall be recourse solely to the distributed proceeds), in form and substance satisfactory to Buyers. Representative agrees not to liquidate prior to the tenth anniversary of the Escrow Closing and the Partnership shall not liquidate prior to the Final Closing. The Partnership shall, and shall cause the Representative to, from time to time designate a joint representative, satisfactory to the Company (it being agreed that any of the current executors of the Estate and David Hurwitz are satisfactory), who will have full power and authority to deal with the Company, Interpublic, Interpublic Sub, AACI and their Affiliates as to all post-closing matters under this Agreement and the transactions contemplated hereby. The Partnership represents and warrants that said representative shall initially be Jeremy Shamos.

                   (c) Notwithstanding anything to the contrary hereunder or under any law, including, without limitation, Section 11-4.7 of the New York State Powers and Trusts Law, or any successor statute, (a) the obligations of the Estate hereunder shall not constitute a debt or any obligation whatsoever of any of the executors of the Estate in their personal capacities in any action to collect any amounts due under, or otherwise in respect of, this Agreement or any Related Agreement to which the Estate is a party, (b) none of such executors shall be personally liable for any amount due under this Agreement and neither the Buyers nor any other Person shall seek a deficiency or personal judgment against any of the executors in their personal capacities for payment of the obligations evidenced by this Agreement or any Related Agreement to which the Estate is a party and (c) no property or assets of any of the executors other than the property of the Estate shall be sold, levied upon or otherwise used to satisfy any judgment rendered in connection with any action brought with respect to this Agreement or any Related Agreement to which the Estate is a party.

                   13.6 Purchase Price Adjustment. The parties agree that any payment made under this Article 13 shall be treated by such parties as an adjustment to the Purchase Price.

                   13.7 Exclusive Remedy. The indemnification provisions of this Article 13 shall constitute the exclusive remedy after the Closing of each party hereto with respect to the breach or inaccuracy of any representation or warranty made by any other party hereto in this Agreement; provided, however, that the indemnification provided for in this Article 13 shall not be the sole and exclusive remedy of the parties with respect to provisions of Sections 3.8, 7.5, 7.12, 7.13, Article 10 and Section 13.5 hereof and with respect to any matter that is based upon fraud or wilful or deliberate wrongdoing.

                   13.8 Limitation of Sellers' Indemnification. In the event of a breach of any representation or warranty made by Sellers in Article IV or in any document or other instrument delivered pursuant hereto ("Claims"), the maximum aggregate dollar amount for which the Sellers and the Estate shall be liable under Section 13.1 shall not exceed the sum of $50,000,000 plus the sum of all Earn-Out Payments paid or payable by the Company or Interpublic Sub pursuant to Section 3.8 plus the sum of all other amounts, including payments pursuant to Section 3.9, 7.14(a) or 10.3 hereof, paid or payable to Sellers or the Representative hereunder. Notwithstanding the foregoing, the Sellers and the Estate shall not be liable in respect of Claims not initially asserted by any Buyer Indemnitee until after the fifth anniversary of the Escrow Closing Date in an aggregate amount in excess of the sum of $10,000,000 plus the sum of all Earn-Out Payments paid or payable by the Company or Interpublic

Sub with respect to the Library Program or Programs, if any, to which any such Claim relates. Notwithstanding the foregoing, the indemnification limitations set forth above shall not apply to any claim against Sellers or any of their Affiliates, including the Estate, that is based upon fraud by Sellers or any of their Affiliates, including the Estate.

                                   ARTICLE 14

                                 MISCELLANEOUS

                   14.1 Expenses, Etc. Each party to this Agreement shall pay its own costs and expenses (including all legal, accounting, financial adviser, broker, finder and investment banker fees) relating to this Agreement, the negotiations leading up to this Agreement and the transactions contemplated by this Agreement.

                   14.2 Amendment. This Agreement shall not be amended or modified except by a writing duly executed by each of the Sellers and the Buyers.

                   14.3 Limited Survival of Representations and Warranties; Liability. All representations and warranties contained in Articles 4, 5 and 6 shall expire and be terminated and extinguished upon the close of business on the second anniversary of the Escrow Closing Date (absent fraud or willful breach or misrepresentation, the existence of which will extend such representations or warranties indefinitely); except that the representations and warranties contained in Section 4.14 shall extend through the applicable statute of limitations period and the representations and warranties contained in Sections 4.2, 4.3, 4.4, 4.5, 4.6, 4.7, 4.12, 4.16, 5.2, 6.2 and 6.5 shall survive for ten years from the Escrow Closing Date; each and every covenant contained in Article 7 (except for the covenants that are operative on or after the Final Closing) shall expire and be terminated and extinguished upon consummation of the Final Closing (absent fraud or willful breach or misrepresentation, the existence of which will extend such covenants indefinitely) and in all such cases, except as provided herein, neither the Buyers nor the Sellers shall have any liability whatsoever with respect to any such representation, warranty or covenant after the termination or expiration thereof as provided in this Agreement. Notwithstanding anything contained in this Agreement, including, without limitation, this Section 14.3, any claims with respect to representations and warranties made by the Sellers or the Buyers in this Agreement or in any document or instrument relating hereto shall survive and continue following the expiration of the respective survival periods stated above if such claim is submitted in writing to Sellers or the Estate, or Buyers, as the case may be, prior to the end of the respective survival periods stated in this Section 14.3 and identified as a claim for indemnification pursuant to this Agreement. In such event, such claims shall survive until they are resolved.

                   14.4 Due Diligence Investigation; Knowledge. All representations and warranties contained herein that are made to the knowledge of a party shall require that such party make reasonable investigation and following inquiry with respect thereto to ascertain the correctness and validity thereof. Without limiting the foregoing sentence, when any fact is stated to be to the "knowledge of the Sellers," such reference shall mean that one or more Sellers actually know of the existence or non-existence of such fact based upon a reasonable investigation and following inquiry of (i) the management of Sellers and their respective partners and (ii) the following employees of Sellers or executors of the Estate: Jeremy Shamos, Marvin Goodson, Richard Schneidman, Alan Sandler, Michael Brockman, Royal E. Blakeman, and David Hurwitz; provided, however, that if the Sellers do not conduct such reasonable investigation and inquiry, then such references shall mean what one or more Sellers should have known based upon such reasonable investigation and inquiry.

                   14.5 Entire Agreement. This Agreement, including the Schedules and the Exhibits hereto which are incorporated herein by this reference, the Related Agreements and the other documents delivered pursuant to this Agreement or the Related Agreements, contain all of the terms, conditions and representations and warranties agreed upon or made by the parties relating to the subject matter of this Agreement and the Business, the Assets and the Assumed Liabilities and supersede all prior and contemporaneous agreements, negotiations, correspondence, undertakings and communications of the parties or their representatives, oral or written, respecting such subject matter. This Agreement shall be given fair and reasonable construction in accordance with the intentions of the parties hereto, and without regard to or aid of canons requiring construction against the Sellers or the party drafting this Agreement.

                   14.6 Headings. The headings contained in this Agreement are intended solely for convenience and shall not affect the rights of the parties to, or the interpretation of, this Agreement.

                   14.7 Notices. Any notice or other communication required or permitted under this Agreement shall be in writing and shall be delivered personally, telecopied, or sent by certified, registered or overnight mail or courier, postage prepaid, and shall be deemed given when so delivered in person or telecopied or, if given by mail or courier, on the earlier of the day actually received and the close of business on the second Business Day next following the day when deposited with an overnight courier or the close of business on the fifth Business Day when deposited in the United States mail, postage prepaid, certified or registered, addressed to the party at the address set forth below, with copies sent to the persons indicated:

                   If to the Partnership or the Estate to it at:

                             Mark Goodson Productions, L.P.
                             5750 Wilshire Blvd.
                             Los Angeles, California  90036
                             Attention:  General Partner
                   with copies to:

                             Schulte Roth & Zabel
                             900 Third Avenue
                             New York, New York  10022
                             Attention:  Stuart D. Freedman, Esq.

                                        and

                             Goodson & Wachtel
                             10940 Wilshire Blvd.
                             Suite 1400
                             Los Angeles, California  90024
                             Attention:  Marvin Goodson, Esq.

                   If to CPC:

                             5750 Wilshire Boulevard
                             Los Angeles, California  90036
                             Attention:  General Partner
                             Fax No. (213) 965-6666


                   with copies to:

                             Schulte Roth & Zabel
                             900 Third Avenue
                             New York, New York  10022
                             Attention:  Stuart D. Freedman, Esq.

                                        and

                             Goodson & Wachtel
                             10940 Wilshire Blvd.
                             Suite 1400
                             Los Angeles, California  90024
                             Attention:  Marvin Goodson, Esq.

                   If to the Company:

                             Mark Goodson Productions, LLC
                             c/o All American Television, Inc.
                             1325 Avenue of the Americas
                             New York, New York  10019
                             Attention:  Chief Executive Officer
                   with copies to:

                             The Interpublic Group of Companies, Inc.
                             1271 Avenue of the Americas
                             New York, New York  10020
                             Attention:  William S. Keating

                                        and

                             Kaye, Scholer, Fierman, Hays & Handler
                             1999 Avenue of the Stars
                             Suite 1600
                             Los Angeles, California  90067-6048
                             Attention:  Barry L. Dastin, Esq.

                   If to Interpublic:

                             The Interpublic Group of Companies, Inc.
                             1271 Avenue of the Americas
                             New York, New York  10020
                             Attention:  William S. Keating

                   with copies to:

                             Cleary, Gottlieb, Steen & Hamilton
                             One Liberty Plaza
                             New York, New York  10006
                             Attention:  Richard Cooper

                             If to AACI:

                             All American Communications, Inc.
                             2114 Pico Boulevard
                             Santa Monica, California  90405
                             Attention:  Thomas Bradshaw

                   with copies to:

                             Kaye, Scholer, Fierman, Hays
                               & Handler
                             1999 Avenue of the Stars
                             Suite 1600
                             Los Angeles, California  90067l-6048
                             Attention:  Barry L. Dastin, Esq.

Such addresses may be changed, from time to time, by means of a notice given in the manner provided in this Section 14.7.

                   14.8 Severability. If any provision of this Agreement, or the application thereof to any person or circumstance, is invalid, prohibited or unenforceable in any jurisdiction, (i) a substitute and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable in such jurisdiction, the intent and purpose of the invalid, prohibited or unenforceable provision; and
(ii) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity, prohibition or unenforceability, nor shall such invalidity, prohibition or unenforceability of such provision affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

                   14.9 Waiver. Waiver of any term or condition of this Agreement by any party shall only be effective if in writing and shall not be construed as a waiver of any subsequent breach or failure of the same term or condition, or a waiver of any other term or condition of this Agreement. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

                   14.10 Binding Effect; Assignment; Release. (a) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their permitted successors and assigns. Except as set forth in
Section 14.10(b), 14.10(c) or otherwise specified herein, no party to this Agreement may assign or delegate, by operation of law or otherwise, all or any portion of its rights, obligations or liabilities under this Agreement without the prior written consent of each other party to this

Agreement which consent will not be unreasonably withheld; provided, however, that, immediately following the Final Closing: (i) Interpublic and/or its Affiliate shall assign its undivided interest in the Assets to the Company in exchange for a 50% equity interest in the Company; (ii) the Company will assume all of Interpublic's obligations (and/or all of the obligations of Interpublic's Affiliate assignee) under this Agreement (other than the obligations under Section 3.3, 3.4, Article 6 and Section 7.15) and (iii) the Partnership shall assign an undivided interest in the right to receive its portion of the Purchase Price (including the Earn-Out Portion) to the Persons and in the sequence set forth on Schedule 3.5.

                   (b) Without the consent of any other party hereto (i) Interpublic may assign its rights and obligations (other than the obligations under Section 3.3, 3.4, Article 6 and Section 7.15) under this Agreement to any of its majority-owned Affiliates and (ii) the Company may assign its rights under this Agreement to AACI or Interpublic or any other entity directly or indirectly controlling, controlled by or under common control with one or more such Persons, and on, or after the Final Closing, to any of its lenders or the lenders of its members or to any Person which acquires substantially all of the Business or the Assets, but, in such case, the assignor shall remain obligated hereunder to the extent it would otherwise have been so obligated and in the case of clause (ii) any such assignee shall assume the Company's obligations under this Agreement (other than in the case of any assignment to lenders). Neither the Company nor any such assignee shall sell substantially all of the Business or Assets without expressly assuming all of the Company's obligations hereunder. A change in control or ownership of the Company (or of any of its members) after the Escrow Closing shall not be deemed an assignment and shall not require the written consent of Sellers.

                   (c) Immediately following the Final Closing, but subject to the continuing obligations of Interpublic under Sections 3.3, 3.4 and 7.15 hereof, each of the Sellers, on behalf of itself and its respective predecessors, constituent partners, joint venturers and Affiliates and successors and assigns, the respective officers, directors and employees of each of the foregoing and the Representative (together, the "Releasors") shall release and discharge (and shall be deemed to have released and discharged) each of AACI, Interpublic, their respective Affiliates and successors and assigns (other than the Company) and the respective officers, directors and employees of each of the foregoing (together, the "Releasees") from all actions, suits, debts, sums of money, liens, security interests, encumbrances, bonds, bills, covenants, contracts, obligations, controversies, agreements, promises, damages, judgments, executions, claims, and demands whatsoever, in law or equity, against any Releasee, which any Releasor ever had, now has or hereafter shall or may have, for, upon, or by reason of any matter, cause or thing whatsoever arising out of or in any way related to a Releasee's obligations under this Agreement or any of the Related Agreements; it being the intent of this clause that such Persons will look solely to the Company for all remedies relating to the breach of Buyers' obligations hereunder (except that such Person shall look solely to Interpublic with respect to Sections 3.3, 3.4 and 7.15 hereof) or under the Related Agreements (provided further, in the case of the Related Agreements, each party thereto shall be obligated to comply with its agreements as expressly provided for therein).

                   14.11 No Third Party Beneficiaries. Except for the provisions of Section 7.2(b) with respect to the Confidentiality Agreement and the access to records under Section 7.8, nothing in this Agreement shall confer any rights upon any person or entity not a party or a permitted assignee of a party to this Agreement.

                   14.12 Consent of Buyers. Any provision of this Agreement that requires any consent, agreement, waiver, designation or other determination or decision (together a "Consent") of Buyers prior to the Final Closing shall require the Consent of both of the Buyers, unless such provision expressly specifies that the Consent need be given or made by only one of the Buyers or unless both Buyers jointly instruct otherwise.

                   14.13 Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Agreement.

                   14.14 Governing Law and Jurisdiction. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York, applicable to contracts made and to be fully performed within such State, without giving effect to the principles of conflict of laws thereof.

                             (b)  To the extent permitted by law, each of the
Buyers and the Sellers hereby irrevocably submits to the exclusive jurisdiction of any New York State court or United States federal court, in either case sitting in the City of New York, Borough of Manhattan over any suit, action or other proceeding brought by any party arising out of or relating to this Agreement, and each of the Sellers and the Buyers hereby irrevocably agrees that all claims with respect to such suit, action or other proceeding shall be heard and determined in such courts, other than with respect to the enforcement of any judgment. The Company hereby irrevocably appoints Kaye, Scholer, Fierman, Hays & Handler, 425 Park Avenue, New York, New York 10022 (Attention:
Managing Attorney), and the Sellers hereby irrevocably appoint Schulte Roth & Zabel, 900 Third Avenue, New York, New York 10022 (Attention: Stuart D. Freedman, Esq.), as their respective agents to receive service of summons and complaints and any other process which may be served in any such suit, action or proceeding.

                   IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

                                            MARK GOODSON PRODUCTIONS, LLC


                                            By: All American Communications,
                                                Inc., its Operator


                                            By: /s/ THOMAS BRADSHAW
                                                ------------------------------
                                                Name:  Thomas Bradshaw
                                                Title: Chief Financial Officer


                                            THE INTERPUBLIC GROUP OF COMPANIES,
                                            INC.


                                            By: /s/ THOMAS J. VOLPE
                                                ------------------------------
                                                Name:  Thomas J. Volpe
                                                Title: Senior Vice President --
                                                       Financial Operation


                                            MARK GOODSON PRODUCTIONS, L.P.

                                            By: Mark Goodson Television
                                                Productions, Inc., its
                                                General Partner


                                            By: /s/ RICHARD SCHNEIDMAN
                                                ------------------------------
                                                Name:  Richard Schneidman
                                                Title: Secretary

                                            THE CHILD'S PLAY COMPANY

                                            By: Estate of Mark Goodson,
                                                its Managing Partner


                                                By: /s/ RICHARD SCHNEIDMAN
                                                   ----------------------------
                                                   Name:   Richard Schneidman
                                                   Title:  Executor

                                            THE ESTATE OF MARK GOODSON (on
                                            behalf of itself and as a Related
                                            Person)


                                            By: /s/ RICHARD SCHNEIDMAN
                                                -------------------------------
                                                Name:  Richard Schneidman
                                                Title: Co-Executor

                                            ALL AMERICAN COMMUNICATIONS, INC.


                                            By: /s/ THOMAS BRADSHAW
                                                -------------------------------
                                                Name:  Thomas Bradshaw
                                                Title: Chief Financial Officer

                                            /s/ MARVIN GOODSON
                                            -----------------------------------
                                            Marvin Goodson, as Co-Executor of
                                            the Estate of Mark Goodson

                                            /s/ RICHARD SCHNEIDMAN
                                            -----------------------------------
                                            Richard Schneidman, as Co-Executor
                                            of the Estate of Mark Goodson

                                            /s/ JEREMY SHAMOS
                                            -----------------------------------
                                            Jeremy Shamos, as Co-Executor of
                                            the Estate of Mark Goodson

The foregoing is hereby acknowledged and agreed to:


PARTNERSHIP RELATED PERSONS

By: /s/ RICHARD SCHNEIDMAN
    ------------------------------
    Goodson Television Productions,
    Inc.

REPRESENTATIVE:

By:
    ------------------------------

TPIR LLC

By: The Estate of Mark Goodson

    Its: Managing Member

    By:  /s/ RICHARD SCHNEIDMAN
         -------------------------
         Name:  Richard Schneidman
         Title: Secretary and CFO
                Treasurer


THE FF&E TRUST

By: /s/ MARVIN GOODSON
    ------------------------------
    Name: Marvin Goodson
    Its:  Co-Trustee


THE ESTATE OF MARK GOODSON

By: /s/ RICHARD SCHNEIDMAN
    ------------------------------
    Name: Richard Schneidman
    Its:  Co-Executor


CELEBRITY PRODUCTIONS, INC.

By: /s/ ROYAL E. BLAKEMAN
    ------------------------------
    Name: Royal E. Blakeman
    Its:  Secretary


MARK GOODSON GAMES, L.P.

By: Goodson TV Enterprises, Inc.

    Its: General Partner

    By: /s/ ROYAL E. BLAKEMAN
        ----------------------------
        Name: Royal E. Blakeman
        Its:  Secretary


GOODSON TV ENTERPRISES, INC.

By: /s/ ROYAL E. BLAKEMAN
    --------------------------------
    Name: Royal E. Blakeman
    Its:  Secretary


THE NEW FAMILY COMPANY

By: Goodson Television Productions, Inc.

    Its: General Partner

    By: /s/ ROYAL E. BLAKEMAN
        ----------------------------
        Name: Royal E. Blakeman
        Its:  Secretary


GOODSON TELEVISION PRODUCTIONS, INC.

By: /s/ ROYAL E. BLAKEMAN
    --------------------------------
   Name: Royal E. Blakeman
   Its:  Secretary


STRONG PRODUCTIONS, INC.

By: /s/ ROYAL E. BLAKEMAN
    --------------------------------
    Name: Royal E. Blakeman
    Its:  Secretary


PRICE PRODUCTIONS, INC.

By: /s/ ROYAL E. BLAKEMAN
    --------------------------------
    Name: Royal E. Blakeman
    Its:  Secretary


MARK GOODSON TELECASTS, INC.

By: /s/ ROYAL E. BLAKEMAN
    --------------------------------
    Name: Royal E. Blakeman
    Its:  Secretary


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
THE TATTLETALE COMPANY

By: The Estate of Mark Goodson

    Its: General Partner

     By: /s/ RICHARD SCHNEIDMAN
         -----------------------------
         Name:  Richard Schneidman
         Title: Co-Executor


THE TRIVIA TRAP COMPANY

By: The Estate of Mark Goodson

    Its:      General Partner

    By: /s/ RICHARD SCHNEIDMAN
        ------------------------------
        Name:  Richard Schneidman
        Title: Co-Executor


THE B.B. COMPANY

By: Goodson Television Productions, Inc.

    Its: General Partner

    By: /s/ ROYAL E. BLAKEMAN
        ------------------------------
        Name:  Royal E. Blakeman
        Title: Secretary


THE CONCENTRATION COMPANY

By: Goodson Television Productions, Inc.

    Its: General Partner

    By: /s/ ROYAL E. BLAKEMAN
        ------------------------------
        Name:  Royal E. Blakeman
        Title: Secretary


THE CARD SHARKS COMPANY

By: Goodson Television Productions, Inc.

    Its: General Partner

    By: /s/ ROYAL E. BLAKEMAN
        ------------------------------
        Name:  Royal E. Blakeman
        Title: Secretary

THE MG COMPANY

By: Goodson Television Productions, Inc.

    Its: General Partner

    By: /s/ ROYAL E. BLAKEMAN
        -------------------------------
        Name:  Royal E. Blakeman
        Title: Secretary


THE NOW YOU SEE IT COMPANY

By: Goodson Television Productions, Inc.

    Its: General Partner

    By: /s/ ROYAL E. BLAKEMAN
        -------------------------------
        Name:  Royal E. Blakeman
        Title: Secretary


THE TTTT COMPANY

By: Goodson Television Productions, Inc.

    Its: General Partner

    By: /s/ ROYAL E. BLAKEMAN
        -------------------------------
        Name:  Royal E. Blakeman
        Title: Secretary


MARK GOODSON TELEVISION PRODUCTIONS,
  INC. (Formerly MGTV, Inc.)

By: /s/ RICHARD SCHNEIDMAN
    -----------------------------------
    Name: Richard Schneidman
    Its:  Secretary

THE SUPER PASSWORD COMPANY

By: THE ESTATE OF MARK GOODSON
    -----------------------------
    Its:  Managing Partner


By: /s/ MARVIN GOODSON
    -----------------------------
    Name: Marvin Goodson
    Its:  Co-Executor


GOODSON GAMES, INC.

By: /s/ MARVIN GOODSON
    -----------------------------
    Name: Marvin Goodson
    Its:  Secretary

                                Schedule 1.1(b)

                              Domestic Net Profits


"Domestic Net Profits" shall be comprised of the following:

(a) "Domestic Net Profits - The Price Is Right Network" shall mean the gross receipts received by Interpublic Sub (or, without duplication of receipts, the Company) after the Final Closing which were earned during the Earn-Out Period with respect to the game show "The Price Is Right", from any Network and relating to initial U.S. exhibition (and the initial Canadian transmission thereof in the English language) of episodes delivered during the Earn-Out Period to such Network and replays of existing Library Episodes of "The Price Is Right" (whether or not produced during the Earn-Out Period) exhibited by the Network as part of the series commitment, less

                   (i) with respect to such programs, all production costs (including actual direct overhead), as generally understood within the entertainment industry, attributable to the game shows and/or series, which shall in any event include and, during the term of such agreement, be limited to all such costs (other than the per episode production fee otherwise credited and deducted against Earn-out Payments as set forth in the Network Production Agreement which shall not be deducted from Domestic Net Profits) paid by Interpublic Sub (or the Company) to the Partnership or its Affiliates pursuant to the Network Production Agreement (as amended from time to time);

                   (ii) all residual, re-use, supplemental market and/or replay fees and/or other similar actual out-of-pocket costs paid by the Company, Interpublic Sub or their respective Affiliates and directly attributable to such programs, including Third Party Costs; and

                   (iii) without duplication to the extent already deducted, any unrecouped prior period deficits following the Escrow Closing.

Notwithstanding anything to the contrary herein or in the Agreement, for purposes of "Domestic Net Profits - The Price Is Right Network," (i) the term "Network" shall also include Network Alternates, except that the applicable percentage of related Domestic Net Profits - Price Is Right Network during the Earn-Out Period referenced in Section 3.8(a) of the Agreement with respect to all gross receipts received from any Network Alternate shall be deemed to be 50% (in lieu of 75%) and (ii) immediately





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
following the termination of the Network Production Agreement, any additional gross receipts thereafter earned during the Earn-Out Period with respect to the game show "The Price Is Right" from a Network (or Network Alternate) shall no longer constitute "Domestic Net Profits - The Price Is Right Network."


(b) "Domestic Net Profits - Other Programs originally produced for Networks" shall mean, computed on a Program-by-Program basis and then aggregated except as provided below, the gross receipts received by the Company after the Final Closing which were earned during the Earn-Out Period with respect to game shows and/or series included in or based on existing Library Programs (other than the game show "The Price Is Right" so long as it is produced pursuant to the Network Production Agreement) from any Network and relating to initial U.S. exhibition (and the initial Canadian transmission thereof in the English language) of episodes delivered during the Earn-Out Period on such Network, and replays of existing Library Programs of such game show (whether or not produced during the Earn-Out Period) exhibited by the Network as part of the series commitment, less the following, deducted in the following order:

                   (i) with respect to such programs, all production costs (including actual direct overhead), as generally understood within the entertainment industry, attributable to such game shows and/or series;

                   (ii) with respect to such programs, all residual, re-use, supplemental market and/or replay fees and/or other similar actual out-of-pocket costs directly attributable to the game shows and/or series, including Third Party Costs; and

                   (iii) without duplication to the extent already deducted, any unrecouped prior period deficits following the Escrow Closing (excluding recoupment of prior year(s)' distribution fees other than arising from the same game show and/or series that were not previously fully included in the calculation in a prior period due to the Zero Limitation set forth below or otherwise with respect to such Program); and

                   (iv) a distribution fee equal to 10% of gross receipts with respect to such Program but only to the extent that the aggregate of gross receipts received during the relevant period less the sum of the amounts specified in clauses (i),
                   (ii) and (iii) and this clause (iv) is not less than zero (the "Zero Limitation").





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(c)      "Domestic Net Profits - Programs originally produced for First-Run
Syndication" shall mean, computed on a Program-by-Program basis and then aggregated, the gross receipts received by the Company after the Final Closing which were earned during the Earn-Out Period from the production and distribution during the Earn-Out Period of game shows and/or series included in or based on existing Library Programs, and replays of existing Library Programs of such game show (whether or not produced during the Earn-Out Period) exhibited as part of the series commitment, with respect to the initial U.S. domestic exhibition on first-run syndication of such Programs, less the following, deducted in the following order:

                   (i) all marketing and distribution expenses (but excluding any distribution fee) directly attributable to the distribution of such game shows and/or series;

                   (ii) with respect to such programs, all production costs (including actual direct overhead), as generally understood within the entertainment industry, attributable to such game shows and/or series;

                   (iii) all residual, re-use, supplemental market and/or replay fees and/or other similar actual out-of-pocket costs directly attributable to such game shows and/or series, including Third Party Costs; and

                   (iv) without duplication to the extent already deducted, any unrecouped prior period deficits after the Escrow Closing (excluding recoupment of prior year distribution fees other than arising from the same game show and/or series that were not previously fully included in the calculation in a prior period due to the Zero Limitation set forth below or otherwise with respect to such Program); and

                   (v) a distribution fee equal to 30% of gross receipts with respect to such Program but only to the extent that the aggregate of gross receipts received during the relevant period less the sum of the amounts specified in clauses
                   (i), (ii), (iii) and (iv) and this clause (v) is not less than the Zero Limitation.

(d) "Domestic Net Profits - Library Sales" shall mean, computed on a Program-by-Program basis and then aggregated, except as provided below, other than pursuant to the Sony Agreement, the gross receipts received by the Company after the Final Closing which were earned during the Earn-Out Period from the distribution during the Earn-Out Period of game shows and/or series included in or based on existing Library Programs with respect to re-run syndication in the United States or other sales of U.S. exhibition rights of existing Library Programs (excluding sales governed by clauses (a), (b), (c),
(e) or (f) hereof), less the following, deducted in the following order:

                   (i) all marketing and distribution expenses directly attributable to the distribution of such game shows and/or series;

                   (ii) with respect to such programs, all production costs (including actual direct overhead), as generally understood within the entertainment industry, attributable to such game shows and/or series;

                   (iii) with respect to such programs, all residual, re-use, supplemental market, rerun and/or replay fees and/or other similar actual out-of-pocket costs directly attributable to such game shows and/or series, including Third Party Costs;

                   (iv) without duplication to the extent already deducted, any unrecouped prior period deficits after the Escrow Closing (excluding recoupment of prior year distribution fees other than arising from the same game show and/or series that were not previously fully included in the calculation in a prior period due to the Zero Limitation set forth below or otherwise with respect to such Program); and

                   (v) a distribution fee equal to 25% of gross receipts from such Library Sales of such Program but only to the extent that the aggregate of gross receipts received during the relevant period less the sum of the amounts specified in clauses (i), (ii), (iii) and (iv) and this clause (v) is not less than the Zero Limitation.

(e) "Domestic Net Profits - Sony Extended Term" shall mean, computed on an aggregate basis, the gross receipts received by the Company after the Final Closing which were earned during the Earn-Out Period from the exhibition of Programs on the Sony Game Show Channel after the expiration of the initial term of the Sony Agreement as in effect on the date hereof (it being understood that the Company shall have no obligation to Sellers to renew or extend the Sony Agreement), less the following, deducted in the following order or priority:

                   (i) all marketing and distribution expenses directly attributable to such gross receipts;

                   (ii) all residual, re-use, supplemental market, rerun and/or replay fees and/or all other similar actual out-of-pocket costs directly attributable to such game shows and/or series, including Third Party Costs, annual payments of $250,000 (as amended from time to time) to Bob Barker commencing with the fifth year of exhibition of "The Price is Right" on the Sony Game Show Channel and payments to certain models if 3,000 or more episodes are exhibited (as amended from time to time);

                   (iii) without duplication to the extent already deducted, any unrecouped prior period deficits after the Escrow Closing (excluding recoupment of prior year distribution fees other than arising from the same game show and/or series that were not previously fully included in the calculation in a prior period due to the Zero Limitation set forth below or otherwise with respect to such Program); and

                   (iv) a distribution fee equal to 25% gross receipts from such extended term but only to the extent that the aggregate of gross receipts received during the relevant period less the sum of the amounts specified in clauses (i), (ii), (iii) and this clause (iv) is not less than the Zero Limitation.


(f) "Domestic Net Profits - Ancillary" shall mean, computed on a Program-by-Program basis and then aggregated, the gross receipts received by the Company after the Final Closing which were earned during the Earn-Out Period, other than with respect to items within subparagraphs (a)-(e) above, from the exploitation during the Earn-Out Period in the United States of game shows and/or series included in or based upon existing Library Programs, paid by Persons in the United States, less the following, deducted in the following order of priority:

                   (i) all marketing and distribution expenses directly attributable to such gross receipts;

                   (ii) with respect to such programs, all residual, re-use, supplemental market, rerun and/or replay fees and/or all other similar actual out-of-pocket costs directly attributable to such game shows and/or series, including Third Party Costs;

                   (iii) without duplication to the extent already deducted, any unrecouped prior period deficits after the Escrow
                   Closing (excluding recoupment of prior year distribution fees other than arising from the same game show and/or series that were not fully included in the calculation in a prior period due to the Zero Limitation set forth below or otherwise with respect to such Program); and

                   (iv) a distribution fee equal to 10% of such gross receipt from such Program but only to the extent that the aggregate of gross receipts received during the relevant period less the sum of the amounts specified in clauses (i), (ii) and
                   (iii) and this clause (iv) is not less than the Zero Limitation.

         In calculating "Domestic Net Profits, (a) any receipts or costs arising from any receivable or payable included in the calculation of Closing Adjusted Net Current Assets (as well as any Domestic Net Profits during the Interim Period) shall be excluded, (b) gross receipts received by the Company from the exploitation in the United States following the Final Closing and during the Earn-Out Period of music rights included in the Assets transferred to Buyers pursuant to this Agreement less Third Party Costs and other related costs shall be allocated among and added to the appropriate gross receipts under subdivisions (a) through (e) above, (c) gross receipts shall include, without duplication, gross receipts of the Company or any of its Affiliates or direct or indirect licensees, (d) the Company (or Interpublic Sub) shall receive a credit (and may deduct) against the Earn-Out Payments the per episode production fee payable under and upon the terms and conditions set forth in the Network Production Agreement of the Agreement and (e) there shall be no duplication of receipts or costs counted towards the calculation of "Domestic Net Profits." In addition, Domestic Net Profits shall not include any gross receipts from the sale of any securities of, or all or substantially all of the assets of, or any merger or consolidation of the Company or any of its Affiliates.